                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-129844

           THE DATE OF THIS FREE WRITING PROSPECTUS IS MARCH 24, 2006

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C3

    CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, A-M, A-J, B, C, D, E AND F
              $1,571,828,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

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[LOGO] UBS Investment                                            LEHMAN BROTHERS
           Bank

--------------------------------------------------------------------------------
THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR
SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING
PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE
SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES
CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY
OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES, TO ANY PERSON
IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR
SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS
AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN
CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING
PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT,
AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED
CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN
ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES
OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY
CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE
BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY
JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS
OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY
RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED
ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS
SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED
AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL
AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION
REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED
HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING
SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN
THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO
TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE
TEXT OF, AT THE BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS
MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTANTIVELY SIMILAR TO OR IN THE
NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE
TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY
OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO
RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF
RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR
ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY
DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS
NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY;
(V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE
RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED
IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE
FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE.
SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS
A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL
SYSTEM.

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[LOGO] UBS Investment                                            LEHMAN BROTHERS
           Bank

--------------------------------------------------------------------------------
NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE "SUBJECT SECURITIES") HAVE
NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF
KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR
INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE
REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF
KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF
LEHMAN BROTHERS INC. OR UBS SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES
MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF
THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES
UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE
TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE
SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT
SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE
ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT
SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN
KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE
SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE
DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING
THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO
MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE,
THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE
REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE
FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE
SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF
THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH
RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES
UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR
PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY
REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

EACH OF THE UNDERWRITERS HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES
PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE
OFFERING OF THE LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3, COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, SERIES 2006-C3 (THE "CERTIFICATES") AND EACH OF THE
UNDERWRITERS HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN
SECURITIES SALES PROSPECTUS ACT (WERTPAPIER - VERKAUFSPROSPEKTGESETZ) OR ANY
OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE
CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A
PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE
CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES
PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER
APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT
WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN
CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER
ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN
SUCH JURISDICTION.

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[LOGO] UBS Investment                                            LEHMAN BROTHERS
           Bank

TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.     Transaction Highlights

II.    Structural Highlights

III.   Collateral Pool Highlights

IV.    Investment Grade and Significant Mortgage Loans

V.     Investor Reporting

VI.    Timeline

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[LOGO] UBS Investment                                            LEHMAN BROTHERS
           Bank

--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE
OFFERED CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THIS OFFERING
PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN
MAKING AN INVESTMENT DECISION. THE DEPOSITOR AS IDENTIFIED BELOW HAS FILED A
REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED MARCH 24, 2006 (THE "BASE
PROSPECTUS"), WITH THE SEC (SEC FILE NO. 33-129844) FOR THE OFFERING TO WHICH
THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR HAS PREPARED
ANOTHER MORE DETAILED FREE WRITING PROSPECTUS DATED MARCH 27, 2006 (THE
"OFFERING PROSPECTUS") THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO
ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS ACCOMPANIED BY THE BASE
PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE
PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT
NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE
TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING
PROSPECTUS CAN BE OBTAINED BY CONTACTING DAVE NASS AT 212-526-8829 OR BOB
PETTINATO AT 212-882-3769.

Issuing Entity:                    LB-UBS Commercial Mortgage Trust 2006-C3 (the "Trust").

Series and Class Designation:      Commercial Mortgage Pass-Through Certificates, Series 2006-C3 (the "Certificates"),
                                   to be issued in multiple classes (each, a "Class"). The Certificates will include:
                                   (a) the Class A-1, A-2, A-3, A-AB, A- 4, A-1A, X-CP, X-CL, A-M, A-J, B, C, D, E, F,
                                   G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V Certificates (collectively, the "Pool-Based Certificates"); (b) the Class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5
                                   Certificates (collectively, the "Class FTH Certificates"); and (c) the Class NBT-1,
                                   NBT-2, NBT-3, NBT-4 and NBT-5 Certificates (collectively, the "Class NBT
                                   Certificates"). The Certificates will evidence the entire beneficial ownership of the assets of the Trust (such assets, collectively, the "Trust Fund").

Offered Certificates:              The Offered Certificates will consist of the Class A-1, A-2, A-3, A-AB, A-4, A-1A,
                                   X-CP, A-M, A-J, B, C, D, E and F Certificates. The Offered Certificates are the only securities offered by the Offering Prospectus and these materials. The Offered
                                   Certificates will have an initial total principal balance of approximately
                                   $1,571,828,000.

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[LOGO] UBS Investment                  1                         LEHMAN BROTHERS
           Bank

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Non-Offered Certificates:          The Non-Offered Certificates will include the Class X-CL, G, H, J, K, L, M, N, P, Q,
                                   S, T, R-I, R-II, R-III and V Certificates, the Class FTH Certificates and the Class
                                   NBT Certificates. The Non-Offered Certificates will either be retained by the
                                   Depositor or transferred in transactions that do not require registration under the
                                   Securities Act of 1933, as amended. The Non-Offered Certificates that are also
                                   Pool-Based Certificates will have an initial total principal balance of approximately
                                   $148,366,980, the Class FTH Certificates will have an initial total principal balance of $38,665,305 and the Class NBT Certificates will have an initial total principal balance of $8,867,043.

Mortgage Pool:                     The primary asset of the Trust Fund will be a segregated pool (the "Mortgage Pool")
                                   of approximately 124 mortgage loans (the "Mortgage Loans") that back the Offered
                                   Certificates and that have, subject to the discussion below regarding the 623 Fifth
                                   Avenue Mortgage Loan and the Northborough Tower Mortgage Loan, a total Cut-off Date
                                   Balance (an "Initial Mortgage Pool Balance") of approximately $1,720,194,980 subject to a variance of plus or minus 5%. Subject to the discussion below regarding the 623
                                   Fifth Avenue Mortgage Loan and the Northborough Tower Mortgage Loan, the "Cut-off
                                   Date Balance" of each Mortgage Loan will equal the unpaid principal balance of that
                                   Mortgage Loan as of the Cut-off Date (as identified below) after application of all payments of principal due on or before that date, whether or not received.

                                   For purposes of calculating certain distributions on certain Classes of the
                                   Certificates, the Mortgage Pool will be divided into the following two (2) loan groups (each, a "Loan Group"):

                                      1. "Loan Group No. 1" which will consist of 92 Mortgage Loans that will be secured by a variety of property types and that will have an aggregate Cut-off Date
                                         Balance (the "Initial Loan Group No.1 Balance") of approximately $1,304,291,565 representing 75.8% of the Initial Mortgage Pool Balance; and

                                      2. "Loan Group No. 2" which will consist of 32 Mortgage Loans that will be secured by solely multifamily and mobile home park property types and that will have an aggregate Cut-off Date Balance (the "Initial Loan Group No. 2 Balance") of
                                         $415,903,415, representing 24.2% of the Initial Mortgage Pool Balance.

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[LOGO] UBS Investment                  2                         LEHMAN BROTHERS
           Bank

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Mortgage Pool (cont.):             For purposes of calculating distributions on the Certificates, the underlying mortgage loans identified in the Offering Prospectus as the "623 Fifth Avenue
                                   Mortgage Loan" and the "Northborough Tower Mortgage Loan" (collectively, the "Split
                                   Mortgage Loans") will each be treated as if it consists of two portions. In the case of each Split Mortgage Loan, we refer to those two portions as the "Pooled Portion"
                                   thereof and the "Non-Pooled Portion" thereof, respectively. The Class FTH
                                   Certificates represent beneficial ownership of the Non-Pooled Portion of the 623
                                   Fifth Avenue Mortgage Loan, and the holders of the Class FTH Certificates will be entitled to collections of principal and interest on the 623 Fifth Avenue Mortgage
                                   Loan that are allocable to the Non-Pooled Portion thereof. The Class NBT Certificates represent beneficial ownership of the Non-Pooled Portion of the Northborough Tower
                                   Mortgage Loan, and the holders of the Class NBT Certificates will be entitled to collections of principal and interest on the Northborough Tower Mortgage Loan that are allocable to the Non-Pooled Portion thereof.

                                   The holders of the Pool-Based Certificates will be entitled to receive collections of principal and interest on the respective Pooled Portions of the Split Mortgage Loans.
                                   As and to the extent described under "Description of the Mortgage Pool--Split
                                   Mortgage Loans--Allocation of Payments" in the Offering Prospectus, the rights of the holders of the Class FTH Certificates and the holders of the Class NBT Certificates, respectively, to receive payments of principal and interest to which they are entitled with respect to the Non-Pooled Portion of the related Split Mortgage Loan are subordinate to the rights of the holders of the Pool-Based Certificates to receive payments of principal and interest to which they are entitled with respect to the Pooled Portion of that Split Mortgage Loan. The respective initial principal balances of, and deemed mortgage interest rates for, the Pooled and Non-Pooled
                                   Portions of each Split Mortgage Loan are set forth under "Description of the Mortgage
                                   Pool--Split Mortgage Loans--General" in the Offering Prospectus. For purposes of presenting information in these materials, unless otherwise clearly indicated, the
                                   Non-Pooled Portions of the Split Mortgage Loans are not being treated as "Mortgage
                                   Loans" in the Trust and, instead, are treated as being separate mortgage loans outside of the Trust and, accordingly, are not part of the Mortgage Pool or either
                                   Loan Group. The Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance
                                   and the Initial Loan Group No. 2 Balance do not reflect the principal balance of the
                                   Non-Pooled Portions of the Split Mortgage Loans. Unless otherwise clearly indicated, the Pooled Portions of the Split Mortgage Loans are, by themselves, treated as separate Mortgage Loans in Loan Group No. 1.

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[LOGO] UBS Investment                  3                         LEHMAN BROTHERS
           Bank

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Co-Lead Manager/Sole Book Runner:  Lehman Brothers Inc.

Co-Lead Manager:                   UBS Securities LLC.

Rating Agencies:                   Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's
                                   Investors Service, Inc. ("Moody's")

Depositor:                         Structured Asset Securities Corporation II.

Sponsors:                          Lehman Brothers Holdings Inc. ("LBHI") and UBS Real Estate Investments Inc. ("UBSREI")

Trustee:                           LaSalle Bank National Association.

Master Servicer:                   Wachovia Bank, National Association.

Special Servicer:                  CW Capital Asset Management, LLC.

Cut-Off Date:                      March 13, 2006.

Determination Date:                11th day of each month or, if such day is not a business day, then the following business day.

Distribution Date:                 4th business day after the Determination Date of each month, commencing in April 2006.

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[LOGO] UBS Investment                  4                         LEHMAN BROTHERS
           Bank

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Interest Accrual Period:           With respect to any Distribution Date, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the
                                   10th day of the month in which that Distribution Date occurs.

ERISA:                             The Depositor anticipates that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in the Offering Prospectus, retirement plans and other employee benefit plans and arrangements subject to (a) Title I of the Employee
                                   Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) section 4975 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be able to invest in the Offered Certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

Tax:                               The Offered Certificates will evidence regular interests in, and generally be treated as debt obligations of, a real estate mortgage investment conduit (a "REMIC") under the applicable provisions of the Internal Revenue Code.

SMMEA:                             The Offered Certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

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[LOGO] UBS Investment                  5                         LEHMAN BROTHERS
           Bank

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Settlement:                        Through the book-entry facilities of The Depository Trust Company ("DTC") in the case of all
                                   Offered Certificates.

Denominations:                                                    Class                                    Minimum Denomination(1)
                                   -------------------------------------------------------------------    -------------------------
                                   Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F              $10,000
                                   Class X-CP                                                                     $250,000

Bloomberg:                         It is expected that cash flows will be modeled on Bloomberg.

Lehman Brothers CMBS Index:        It is expected that the Offered Certificates will be included in the Lehman Brothers CMBS Index.

_____________________________
1.    Increments of $1 thereafter.

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[LOGO] UBS Investment                  6                         LEHMAN BROTHERS
           Bank

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                                                           STRUCTURAL HIGHLIGHTS

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

OFFERED CERTIFICATES

   ----------------------------------   ------------------------------
            LOAN GROUP 1(1)                    LOAN GROUP 2(2)
      Approximately $1.30 billion        Approximately $415.9 million
    Commercial and Multifamily Loans          Multifamily Loans
   ----------------------------------   ------------------------------
                   |                                   |
              100% |                             100%  |
                   |                                   |
           ---------------------------------------------------
              Class A-1(3)
           -------------------
              Class A-2(3)
           -------------------
              Class A-3(3)                      Class A-1A(4)
           -------------------
             Class A-AB(3)
           -------------------
              Class A-4(3)
           ---------------------------------------------------
                                Class A-M
           ---------------------------------------------------
                                Class A-J
           ---------------------------------------------------
                                 Class B
           ---------------------------------------------------
                                 Class C                          Class X-CP(5)
           ---------------------------------------------------
                                 Class D
           ---------------------------------------------------
                                 Class E
           ---------------------------------------------------
                                 Class F
           ---------------------------------------------------

1.    Includes the Alderwood Apartments loan.

2.    Excludes the Alderwood Apartments loan. Includes the Woischke MHP loan and the Sunrise Village loan, which are both mobile home park mortgage loans.

3.    100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-3,
      A-AB and A-4 certificates prior to being applied to make any distributions of principal to the A-1A certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
      Class A-1A will be pro rata.

4.    100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions of principal to the A-1A certificates prior to being applied to make any distributions of principal to the A-1, A-2,
      A-3, A-AB and A-4 certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on
      Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A will be pro rata.

5.    The Class X-CP certificates accrue interest at the weighted average of certain strip rates off of a notional amount that will initially equal all or specified portions of the respective principal balances of the Class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G
      Certificates.

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[LOGO] UBS Investment                  7                         LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE

------------------------------------------------------------------------------------------------------------------------------------
              APPROX. INITIAL TOTAL                     APPROXIMATE
              PRINCIPAL BALANCE OR        RATINGS         CREDIT       PASS-THROUGH RATE    WTD. AVG. LIFE
  CLASS        NOTIONAL AMOUNT ($)     (S&P/MOODY'S)    SUPPORT(3)        DESCRIPTION         (YEARS)(8)        PRINCIPAL WINDOW(8)
------------------------------------------------------------------------------------------------------------------------------------

Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
   A-1             $43,000,000            AAA/Aaa        30.000%(4)     Fixed Rate              2.76           04/2006 - 02/2011
------------------------------------------------------------------------------------------------------------------------------------
   A-2            $143,000,000            AAA/Aaa        30.000%(4)     Fixed Rate              4.88           02/2011 - 04/2011
------------------------------------------------------------------------------------------------------------------------------------
   A-3             $20,000,000            AAA/Aaa        30.000%(4)     Fixed Rate              6.80           12/2012 - 05/2013
------------------------------------------------------------------------------------------------------------------------------------
   A-AB            $59,000,000            AAA/Aaa        30.000%(4)     Fixed Rate(5)           7.17           04/2011 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
   A-4            $523,233,000            AAA/Aaa        30.000%(4)     Fixed Rate(5)           9.69           06/2015 - 02/2016
------------------------------------------------------------------------------------------------------------------------------------
   A-1A           $415,903,000            AAA/Aaa        30.000%(4)     Fixed Rate(5)           8.19           04/2006 - 02/2016
------------------------------------------------------------------------------------------------------------------------------------
   A-M            $172,019,000            AAA/Aaa        20.000%        Fixed Rate(5)           9.85           02/2016 - 02/2016
------------------------------------------------------------------------------------------------------------------------------------
   A-J            $105,362,000            AAA/Aaa        13.875%        Fixed Rate(5)           9.93           02/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    B              $15,052,000            AA+/Aa1        13.000%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    C              $23,653,000            AA/Aa2         11.625%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    D              $17,202,000            AA-/Aa3        10.625%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    E              $12,901,000             A+/A1          9.875%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    F              $21,503,000             A/A2           8.625%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
   X-CP         $1,554,940,000(2)         AAA/Aaa           N/A         Variable IO(7)          5.63(9)        03/2007 - 03/2013(10)
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates(1)
------------------------------------------------------------------------------------------------------------------------------------
   X-CL         $1,720,194,980(2)         AAA/Aaa           N/A         Variable IO(7)          8.72(9)        04/2006 - 05/2020(10)
------------------------------------------------------------------------------------------------------------------------------------
    G              $23,652,000             A-/A3          7.250%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    H              $17,202,000           BBB+/Baa1        6.250%        TBD(6)                  9.93           03/2016 - 03/2016
------------------------------------------------------------------------------------------------------------------------------------
    J              $21,503,000           BBB/Baa2         5.000%        TBD(6)                 10.01           03/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    K              $19,352,000           BBB-/Baa3        3.875%        TBD(6)                 10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    L               $8,601,000            BB+/Ba1         3.375%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    M               $8,601,000            BB/Ba2          2.875%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    N               $8,601,000            BB-/Ba3         2.375%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    P               $6,451,000             B+/NR          2.000%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    Q               $6,450,000             B/NR           1.625%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    S               $4,301,000             B-/NR          1.375%        Fixed Rate(5)          10.01           04/2016 - 04/2016
------------------------------------------------------------------------------------------------------------------------------------
    T              $23,652,980             NR/NR            N/A         Fixed Rate(5)          11.33           04/2016 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------

__________________________
See footnotes on next page

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  8                         LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE (CONT.)

------------------------------------------------------------------------------------------------------------------------------------
              APPROX. INITIAL TOTAL                     APPROXIMATE
              PRINCIPAL BALANCE OR        RATINGS         CREDIT       PASS-THROUGH RATE    WTD. AVG. LIFE
  CLASS        NOTIONAL AMOUNT ($)     (S&P/MOODY'S)    SUPPORT(3)        DESCRIPTION         (YEARS)(8)        PRINCIPAL WINDOW(8)
------------------------------------------------------------------------------------------------------------------------------------

Non-Offered Certificates (cont.)(1)
------------------------------------------------------------------------------------------------------------------------------------
FTH-1(11)           $3,565,305            NR/Baa2           N/A        Loan-Specific(13)         5.44            06/2008 - 08/2014
------------------------------------------------------------------------------------------------------------------------------------
FTH-2(11)          $11,000,000            NR/Ba2            N/A        Loan-Specific(13)         9.16            08/2014 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
FTH-3(11)          $11,400,000             NR/B2            N/A        Loan-Specific(13)         9.18            06/2015 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
FTH-4(11)           $3,000,000             NR/B3            N/A        Loan-Specific(13)         9.18            06/2015 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
FTH-5(11)           $9,700,000             NR/NR            N/A        Loan-Specific(13)         9.18            06/2015 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
NBT-1(12)             $485,318            BBB/NR            N/A        Loan-Specific(13)         3.93            02/2008 - 03/2012
------------------------------------------------------------------------------------------------------------------------------------
NBT-2(12)           $2,669,248             BB/NR            N/A        Loan-Specific(13)         9.36            03/2012 - 01/2016
------------------------------------------------------------------------------------------------------------------------------------
NBT-3(12)           $1,455,953             B/NR             N/A        Loan-Specific(13)         9.76            01/2016 - 01/2016
------------------------------------------------------------------------------------------------------------------------------------
NBT-4(12)             $485,318             B-/NR            N/A        Loan-Specific(13)         9.76            01/2016 - 01/2016
------------------------------------------------------------------------------------------------------------------------------------
NBT-5(12)           $3,771,206             NR/NR            N/A        Loan-Specific(13)         9.76            01/2016 - 01/2016
------------------------------------------------------------------------------------------------------------------------------------

1.    The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The
      Non-Offered Certificates also include the Class R-I, R-II, R-III and V
      Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

2.    Represents total notional amount. The Class X-CP and X-CL Certificates do not have principal balances. See "Description of the Offered
      Certificates--General" in the Offering Prospectus.

3.    Represents the total principal balance of all more subordinate Classes of
      Pool-Based Certificates shown in the table on the previous page, expressed as a percentage of the Initial Mortgage Pool Balance.

4.    Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and
      A-1A Certificates.

5.    For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (or, in the case of the Split Mortgage Loans, the Pooled Portions thereof) comprising the Mortgage Pool ("Pool WAC") is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC.
      See "Description of the Offered Certificates--Payments--Calculation of
      Pass-Through Rates" in the Offering Prospectus.

6.    To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC; (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and
      (ii) a specified fixed rate. See "Description of the Offered
      Certificates--Payments--Calculation of Pass-Through Rates" in the Offering
      Prospectus.

7.    The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See
      "Description of the Offered Certificates--Payments--Calculation of
      Pass-Through Rates" in the Offering Prospectus.

8.    Calculated, assuming among other things, 0% CPR (except that a loan with an anticipated repayment date is assumed to be paid in full on that date)
      and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

9.    Represents the weighted average life of each dollar reduction in notional amount.

10.   Represents period over which the notional amount will be reduced to zero.

11.   Represents beneficial ownership of the Non-Pooled Portion of the 623 Fifth
      Avenue Mortgage Loan.

12.   Represents beneficial ownership of the Non-Pooled Portion of the
      Northborough Tower Mortgage Loan.

13.   The pass-through rates for the class FTH-1, FTH-2, FTH-3, FTH-4, FTH-5,
      NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates will, in the case of each of those classes, for any interest accrual period, equal the net interest rate deemed to be in effect for the Non-Pooled Portion of the related Split Mortgage Loan as of the date of initial issuance of the offered certificates, which net interest rate will be converted, in some months, to a 30/360 equivalent annual rate.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  9                         LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

General Distribution Matters:      The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
                                   N, P, Q, S and T Certificates (collectively, the "Pool-Based Principal Balance
                                   Certificates") are the only Classes of Pooled-Based Certificates with principal balances and, accordingly, the only Classes of Pool-Based Certificates that entitle holders to payments of principal. The Class X-CP and X-CL Certificates (collectively, the "Pool-Based Interest Only Certificates") do not have principal balances but do have notional amounts for purposes of the accrual of interest. The Pool-Based
                                   Principal Balance Certificates and the Pool-Based Interest Only Certificates
                                   (collectively, the "Pool-Based Regular Certificates") have pass-through rates and accrue interest. The Class R-I, R-II and R-III Certificates, which are residual interest certificates, do not have principal balances, notional amounts or pass-through rates and are not expected to receive any material distributions. The
                                   Class V Certificates will entitle holders to any excess interest that may accrue on the loan with an anticipated repayment date if it remains outstanding past that date.

Senior/Subordinate Structure:      The respective Classes of the Pool-Based Regular Certificates will entitle holders to varying degrees of seniority for purposes of--

                                    o     receiving payments of interest and, if and when applicable, payments of principal, and

                                    o     bearing the effects of losses on the Mortgage Loans, as well as default-related and other unanticipated expenses of the Trust.

                                   In connection therewith: (a) the Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL
                                   Certificates (collectively, the "Senior Pool-Based Certificates") will be the most senior Classes of the Pool-Based Certificates; (b) after the Senior Pool-Based
                                   Certificates, the Class A-M Certificates will be the next most senior Class of the
                                   Pool-Based Certificates; (c) after the Senior Pool-Based Certificates and Class A-M
                                   Certificates, the Class A-J Certificates will be the next most senior Class of the
                                   Pool-Based Certificates; and (d) thereafter, the Class B, C, D, E, F, G, H, J, K, L,
                                   M, N, P, Q, S and T Certificates will, in the case of each of those Classes, be senior to each other such Class, if any, with a later alphabetic Class designation.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  10                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
________________________________________________________________________________
                                                           STRUCTURAL HIGHLIGHTS

Sequential Pay Structure:          Distributions of principal and/or interest with respect to the respective Classes of
                                   Pool-Based Regular Certificates will be made in a generally sequential order reflecting the relative seniority of those Classes. In connection therewith, collections and advances on the Mortgage Loans (exclusive of the Non-Pooled Portions of the Split Mortgage Loans) that are available to make those distributions on any given Distribution Date will be applied (with some considerations given to whether the available funds came from Loan Group No. 1 or Loan Group No. 2): (a) first, to make distributions of interest with respect to the A-1, A-2, A-3, A-AB, A-4, A-1A,
                                   X-CP and X-CL Classes on a pro rata basis in accordance with the respective amounts of interest payable thereon; (b) second, to make distributions of principal with respect to the A-1, A-2, A-3, A-AB, A-4 and/or A-1A Classes in a manner consistent with the discussion under "--Principal Distributions" below; and (c) thereafter, to make distributions of interest and, consistent with the discussion under "--Principal
                                   Distributions" below, provided that all more senior Classes of Pool-Based Principal
                                   Balance Certificates have been retired, distributions of principal sequentially with respect to the remaining Classes of Pool-Based Principal Balance Certificates from the most senior, starting with the A-M Class, to the most subordinate, ending with the T Class. See "Description of the Offered Certificates--Payments--Priority of
                                   Payments" in the Offering Prospectus.

Interest Distributions:            Each Class of Offered Certificates will be entitled, on each Distribution Date, subject to available funds and the payment priorities described above, to interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the total principal balance or total notional amount, as applicable, of that
                                   Class outstanding immediately prior to that Distribution Date, together with any unpaid interest with respect to that Class from any prior Distribution Dates.
                                   Interest on the Offered Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months. Distributions of interest with respect to the Offered Certificates may be reduced in connection with certain interest shortfalls arising out of prepayments on the Mortgage Loans. See
                                   "Description of the Offered Certificates--Payments--Payments of Interest" in the
                                   Offering Prospectus.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  11                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions:           Subject to available funds and the payment priorities described above, the holders of each Class of Offered Certificates, other than the Class X-CP Certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular Class.

                                   The Trustee is required to make distributions of principal to the holders of the various Classes of Pool-Based Principal Balance Certificates in a specified sequential order, such that:

                                    o     no payments of principal will be made to the holders of any of the Class G, H,
                                          J, K, L, M, N, P, Q, S and T Certificates until the total principal balance of the Offered Certificates (exclusive of the Class X-CP Certificates) is reduced to zero;

                                    o     no payments of principal will be made to the holders of the Class A-M, A-J, B,
                                          C, D, E or F Certificates until, in the case of each Class of those Offered
                                          Certificates, the total principal balance of all more senior Classes of
                                          Offered Certificates (exclusive of the Class X-CP Certificates) is reduced to zero;

                                    o     except as described in the paragraph following these bullets, no payments of principal allocable to Loan Group No. 1 will be made to the holders of the
                                          Class A-1A Certificates until the total principal balance of the Class A-1,
                                          A-2, A-3, A-AB and A-4 Certificates is reduced to zero, and no payments of principal allocable to Loan Group No. 2 will be made to the holders of the
                                          Class A-1, A-2, A-3, A-AB and A-4 Certificates until the total principal balance of the Class A-1A Certificates is reduced to zero;

                                    o     on any given Distribution Date, except as described in the paragraph following these bullets, the total principal balance of the Class A-AB Certificates must be paid down to the applicable scheduled principal balance for that Class set forth on Annex F to the Offering Prospectus before any payments of principal are made with respect to the Class A-1, A-2, A-3 and/or A-4 Certificates; and

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  12                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions (cont.):    o     except as described in the paragraph below, no payments of principal will be made to the holders of the Class A-4 Certificates until the total principal balance of the Class A-1, A-2, A-3 and A-AB Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-AB
                                          Certificates (other than as described in the immediately preceding bullet)
                                          until the total principal balance of the Class A-1, A-2 and A-3 Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-3 Certificates until the total principal balance of the Class A-1 and A-2 Certificates is reduced to zero, and no payments of principal will be made to the holders of the Class A-2 Certificates until the total principal balance of the Class A-1 Certificates is reduced to zero.

                                   Because of losses on the Mortgage Loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the Class A-M, A-J, B, C, D, E,
                                   F, G, H, J, K, L, M, N, P, Q, S and T Certificates could be reduced to zero at a time when the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates, or any two or more
                                   Classes of those Senior Pool-Based Certificates, remain outstanding. If this occurs, and notwithstanding the discussion above, any payments of principal on the outstanding Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates will be made among those Classes of Senior Pool-Based Certificates on a pro rata basis in accordance with their respective total principal balances.

                                   In general, the maximum amount of principal to be distributed on any given
                                   Distribution Date with respect to the Pool-Based Principal Balance Certificates, subject to available funds, will equal the Total Principal Payment Amount described in the glossary to the Offering Prospectus (exclusive of any portion thereof allocable to the Non-Pooled Portions of the Split Mortgage Loans). However, on the
                                   final Distribution Date, subject to available funds and the payment priorities described above, the holders of each Class of Pool-Based Principal Balance
                                   Certificates will be entitled to receive principal up to the remaining unpaid principal balance of those Certificates.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  13                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Losses:                            Losses realized on the Mortgage Loans (or, in the case of the Split Mortgage Loans, on the respective Pooled Portions thereof) and certain default-related and other unanticipated expenses, if any, will be allocated to the T, S, Q, P, N, M, L, K, J,
                                   H, G, F, E, D, C, B, A-J and A-M Classes, in that order, in each case until the total principal balance of the subject Class is reduced to zero, and then to the A-1, A-2,
                                   A-3, A-AB, A-4 and A-1A Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  14                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

CALL PROTECTION(1)(2)

--------------------------------------------------------------------------------
                                                             STATISTICAL DATA(3)

--------------------------------------------------------------------------------
Mortgage Loans with Initial Lock-Out & Defeasance
  Period Thereafter                                               83.6%(4)
--------------------------------------------------------------------------------
Mortgage Loans with Initial Lock-Out & Yield Maintenance
  Period Thereafter                                                3.1%(4)
--------------------------------------------------------------------------------
Mortgage Loans with Yield Maintenance                             13.4%(4)(5)
--------------------------------------------------------------------------------
Weighted Average Remaining Lock-Out or Lock-Out
  & Defeasance Period(6)                                        108.9 months
--------------------------------------------------------------------------------
Weighted Average Prepayment Open Period                         2.8 months(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPEN PREPAYMENT PERIOD                                    PERCENT OF INITIAL
AT END OF MORTGAGE LOAN    NUMBER OF MORTGAGE LOANS      MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------
         None                         26                         10.4%
--------------------------------------------------------------------------------
        1 Month                       18                          5.4%
--------------------------------------------------------------------------------
       2 Months                       10                          9.1%
--------------------------------------------------------------------------------
       3 Months                       60                         58.8%
--------------------------------------------------------------------------------
       4 Months                        6                         11.5%
--------------------------------------------------------------------------------
       6 Months                        3                          4.3%
--------------------------------------------------------------------------------
       12 Months                       1                          0.5%
--------------------------------------------------------------------------------
        TOTAL:                       124                        100.0%
--------------------------------------------------------------------------------

___________________________
1.    See "Description of the Mortgage Pool--Terms and Conditions of the
      Underlying Mortgage Loans--Prepayment Provisions" in the Offering
      Prospectus.

2.    Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

3.    As of the Cut-Off Date.

4.    Percent of Initial Mortgage Pool Balance.

5.    Includes one loan representing 3.1% of the Initial Mortgage Pool Balance that may defease after a period of yield maintenance.

6.    Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

7.    Prior to maturity/ARD.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  15                        LEHMAN BROTHERS
           Bank

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

PREPAYMENT PROVISIONS(1)

-------------------------------------------------------------------------------------------------------------------
PREPAYMENT
PROVISIONS        3/2006   3/2007   3/2008   3/2009   3/2010   3/2011   3/2012   3/2013   3/2014   3/2015   3/2016
-------------------------------------------------------------------------------------------------------------------

LOCK-OUT/DEF.      86.6%    86.6%    85.6%    85.5%    83.3%    90.7%    92.0%    91.9%    91.8%    87.9%      --
-------------------------------------------------------------------------------------------------------------------
YIELD MAINT.       13.4%    13.4%    14.4%    14.5%    16.7%     7.9%     8.0%     8.1%     8.2%     8.2%     7.4%
-------------------------------------------------------------------------------------------------------------------
  SUB-TOTAL       100.0%   100.0%   100.0%   100.0%   100.0%    98.6%   100.0%   100.0%   100.0%    96.2%     7.4%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
   >=5.0%           --      --       --        --       --      --        --      --       --        --      --
-------------------------------------------------------------------------------------------------------------------
    4.0%            --      --       --        --       --      --        --      --       --        --      --
-------------------------------------------------------------------------------------------------------------------
    3.0%            --      --       --        --       --      --        --      --       --        --      --
-------------------------------------------------------------------------------------------------------------------
    2.0%            --      --       --        --       --      --        --      --       --        --      --
-------------------------------------------------------------------------------------------------------------------
    1.0%            --      --       --        --       --      --        --      --       --        --      --
-------------------------------------------------------------------------------------------------------------------
    OPEN            --      --       --        --       --       1.4%     --       --      --        3.8%    92.6%
-------------------------------------------------------------------------------------------------------------------
    TOTAL         100.0%  100.0%    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
-------------------------------------------------------------------------------------------------------------------

_______________________
1.    Represents percentage of then outstanding principal balance of Mortgage
      Pool (exclusive of the respective Non-Pooled Portions of the Split
      Mortgages Loans) as of the date shown assuming, among other things, no prepayments (except that a loan with an anticipated repayment date is assumed to be paid in full on that date), defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  16                        LEHMAN BROTHERS
           Bank

--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL COMPOSITION

o   The Mortgage Pool includes three Mortgage Loans (representing 10.1% of the
    Initial Mortgage Pool Balance) that S&P and/or Moody's have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such three Mortgage
    Loans, the "Investment Grade Loans"). Two of the Investment Grade Loans are
    the Split Mortgage Loans.

o   As described under "Description of the Mortgage Pool--Loan Combinations" in
    the Offering Prospectus, two Mortgage Loans, representing 9.0% of the
    Initial Mortgage Pool Balance, are each part of a Loan Combination. A "Loan
    Combination" consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties.
    Whenever there is a reference to a "Non-Trust Loan" in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

o   The structures of the 888 Seventh Avenue Loan Combination and the two Split
    Mortgage Loans are outlined on the following pages.

o   Summary of the pool composition is as follows:

--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                           TOTAL CUT-OFF DATE   INITIAL MORTGAGE
                         NUMBER OF LOANS        BALANCE           POOL BALANCE
--------------------------------------------------------------------------------
Investment Grade Loans           3             $174,338,403           10.1%
--------------------------------------------------------------------------------
Conduit Loans                  121           $1,545,856,578           89.9%
--------------------------------------------------------------------------------
TOTAL:                         124           $1,720,194,980          100.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  17                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

888 SEVENTH AVENUE LOAN COMBINATION

o   The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 888 Seventh Avenue (that property, the "888 Seventh Avenue Mortgaged Property" and that Loan Combination, the
    "888 Seventh Avenue Loan Combination") consists of (a) the 888 Seventh
    Avenue Mortgage Loan, which will be included in the Trust Fund, (b) a
    Non-Trust Loan (the "888 Seventh Avenue Pari Passu Non-Trust Loan"), which is evidenced by an A-1 note and is pari passu in right of payment to the 888
    Seventh Avenue Mortgage Loan, and (c) a Non-Trust Loan (the "888 Seventh
    Avenue B Note Non-Trust Loan"), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the 888 Seventh Avenue Mortgage Loan.

----------------     --------------------     ------------------     --------------      --------------

                      888 SEVENTH AVENUE      888 SEVENTH AVENUE
                     PARI PASSU NON-TRUST          MORTGAGE          LB-UBS 2006-C1      LB-UBS 2006-C3
  888 SEVENTH    ->          LOAN                    LOAN        ->      TRUST               TRUST
     AVENUE             (A-1 NOTE)(1)           (A-2 NOTE)(2)
LOAN COMBINATION          ($145.9m)               ($145.9m)
   ($318.6m)         --------------------     ------------------     --------------      --------------
                     -------------------------------------------
                                 888 SEVENTH AVENUE
                 ->      B NOTE NON-TRUST LOAN (B NOTE)(3)
                                      ($26.8m)
----------------     -------------------------------------------

o   The holder of the 888 Seventh Avenue Mortgage Loan receives monthly payments of scheduled interest (at the related mortgage interest rate) and scheduled principal on a pro rata basis with the holder of the 888 Seventh Avenue Pari
    Passu Non-Trust Loan and prior to the holder of the 888 Seventh Avenue B
    Note Non-Trust Loan.(4)

o   In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the 888 Seventh Avenue B Note Non-Trust Loan receives no principal or interest payments until the principal amounts of the 888 Seventh Avenue
    Mortgage Loan and the 888 Seventh Avenue Pari Passu Non-Trust Loan have been paid in full.(4)

_______________________
1.    "A-1 Note" evidences 888 Seventh Avenue Pari Passu Non-Trust Loan.
      $145,894,000 is the Cut-Off Date balance of the A-1 Note.

2.    "A-2 Note" evidences 888 Seventh Avenue Mortgage Loan. $145,894,000 is
      theCut-Off Date balance of the A-2 Note.

3.    "B Note"e vidences 888 Seventh Avenue B Note Non-Trust Loan. $26,766,000
      is the Cut-Off Date balance of the B Note.

4.    Subject to the terms of the Co-Lender Agreement.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  18                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

888 SEVENTH AVENUE LOAN COMBINATION (CONT.)

o   Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the
    888 Seventh Avenue Mortgage Loan, the holder of the 888 Seventh Avenue Pari
    Passu Non-Trust Loan and the holder of the 888 Seventh Avenue B Note
    Non-Trust Loan receive all principal payments, including on the maturity date, on a pro rata basis, first to the holder of the 888 Seventh Avenue
    Mortgage Loan and the holder of the 888 Seventh Avenue Pari Passu Non-Trust
    Loan, on a pari passu basis, and then to the holder of the 888 Seventh
    Avenue B Note Non-Trust Loan.(1)

o   The 888 Seventh Avenue Pari Passu Non-Trust Loan and the 888 Seventh Avenue
    B Note Non-Trust Loan will not be included in the Trust Fund.

o   Subject to the discussion under "Description of the Mortgage Pool--Loan
    Combinations" and "The Series 2006-C3 Pooling and Servicing Agreement--The
    Series 2006-C3 Controlling Class Representative, the Loan-Specific Class
    Representatives and the Serviced Non-Trust Loan Noteholders" in the Offering
    Prospectus, the holder of the 888 Seventh Avenue B Note Non-Trust Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the 888 Seventh Avenue Loan Combination;
    and (ii) cure defaults under and/or purchase in a default scenario the 888
    Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Pari Passu Non-Trust
    Loan.

_____________________________
1.    Subject to the terms of the Co-Lender Agreement.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  19                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 623 FIFTH AVENUE MORTGAGE LOAN

o   The 623 Fifth Avenue Mortgage Loan is a Split Mortgage Loan with a senior
    Pooled Portion (the "623 Fifth Avenue Pooled Portion") and a junior
    Non-Pooled Portion (the "623 Fifth Avenue Non-Pooled Portion").

----------------     --------------------     ----------------------------
                       623 FIFTH AVENUE
                  ->    POOLED PORTION    ->      LB-UBS 2006-C3 TRUST
623 FIFTH AVENUE           ($56.3m)           (BACKS OFFERED CERTIFICATES)
 MORTGAGE LOAN       --------------------     ----------------------------
    ($95.0m)         --------------------     ----------------------------
                       623 FIFTH AVENUE           LB-UBS 2006-C3 TRUST
                  ->  NON-POOLED PORTION  ->          (BACKS CLASS
                           ($38.7m)                FTH CERTIFICATES)
----------------     --------------------     ----------------------------

o   The entire 623 Fifth Avenue Mortgage Loan will be serviced under the series
    2006-C3 pooling and servicing agreement by the series 2006-C3 master servicer and the series 2006-C3 special servicer (subject to the right of a designated holder of the Class FTH Certificates to substitute such special servicer).

o   In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal will be allocated to the 623 Fifth Avenue Non-Pooled
    Portion until the total principal amount of the 623 Fifth Avenue Pooled
    Portion has been paid in full.

o   The 623 Fifth Avenue Pooled Portion will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

o   The 623 Fifth Avenue Non-Pooled Portion will back the Class FTH
    Certificates.

o   Subject to the discussion under "Description of the Mortgage Pool--Split
    Mortgage Loans" and "The Series 2006-C3 Pooling and Servicing Agreement--The
    Series 2006-C3 Controlling Class Representative, the Loan-Specific Class
    Representatives and the Serviced Non-Trust Loan Noteholders" in the Offering
    Prospectus, a designated holder or beneficial owner of the Class FTH
    Certificates will initially have rights to (i) direct various servicing actions and/or replace the special servicer with respect to the 623 Fifth
    Avenue Mortgage Loan; and (ii) cure defaults under and/or purchase in a default scenario the 623 Fifth Avenue Mortgage Loan.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  20                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE NORTHBOROUGH TOWER MORTGAGE LOAN

o   The Northborough Tower Mortgage Loan is a Split Mortgage Loan with a senior
    Pooled Portion (the "Northborough Tower Pooled Portion") and a junior
    Non-Pooled Portion (the "Northborough Tower Non-Pooled Portion").

------------------     --------------------     ----------------------------
                        NORTHBOROUGH TOWER
                   ->     POOLED PORTION    ->      LB-UBS 2006-C3 TRUST
NORTHBOROUGH TOWER           ($12.1m)           (BACKS OFFERED CERTIFICATES)
  MORTGAGE LOAN        --------------------     ----------------------------
     ($21.0m)          --------------------     ----------------------------
                        NORTHBOROUGH TOWER          LB-UBS 2006-C3 TRUST
                   ->   NON-POOLED PORTION  ->          (BACKS CLASS
                             ($8.9m)                 NBT CERTIFICATES)
------------------     --------------------     ----------------------------

o   The entire Northborough Tower Mortgage Loan will be serviced under the series 2006-C3 pooling and servicing agreement by the series 2006-C3 master servicer and the series 2006-C3 special servicer (subject to the right of a designated holder of the Class NBT Certificates to substitute such special servicer).

o   In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal will be allocated to the Northborough Tower Non-Pooled
    Portion until the total principal amount of the Northborough Tower Pooled
    Portion has been paid in full.

o   The Northborough Tower Pooled Portion will be pooled with other Mortgage
    Loans to back the Offered Certificates and certain Non-Offered Certificates.

o   The Northborough Tower Non-Pooled Portion will back the Class NBT
    Certificates.

o   Subject to the discussion under "Description of the Mortgage Pool--Split
    Mortgage Loans" and "The Series 2006-C3 Pooling and Servicing Agreement--The
    Series 2006-C3 Controlling Class Representative, the Loan-Specific Class
    Representatives and the Serviced Non-Trust Loan Noteholders" in the Offering
    Prospectus, a designated holder or beneficial owner of the Class NBT
    Certificates will initially have rights to (i) direct various servicing actions and/or replace the special servicer with respect to the Northborough
    Tower Mortgage Loan; and (ii) cure defaults under and/or purchase in a default scenario the Northborough Tower Mortgage Loan.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  21                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

o   The following table shows the U/W DSCR, Cut-off Date LTV and Shadow
    Rating(1) with respect to each indicated Mortgage Loan:

--------------------------------------------------------------------------------
                      888 SEVENTH AVENUE   623 FIFTH AVENUE   NORTHBOROUGH TOWER
--------------------------------------------------------------------------------
    UW DSCR(2)              1.20x               1.81x               2.49x
--------------------------------------------------------------------------------
 UW Net Cash Flow        $20,253,257          $7,169,759          $2,094,431
--------------------------------------------------------------------------------
Cut-off Date LTV(2)         67.9%               38.9%               44.8%
--------------------------------------------------------------------------------
  Appraised Value        $430,000,000        $145,000,000        $27,100,000
--------------------------------------------------------------------------------
 Shadow Rating(1)           NR/NR               AAA/A3              AAA/NR
--------------------------------------------------------------------------------

o   The following table shows the U/W DSCR and Cut-off Date LTV with respect to each indicated entire Loan Combination or entire Split Mortgage Loan, as applicable:

--------------------------------------------------------------------------------
                      888 SEVENTH AVENUE   623 FIFTH AVENUE   NORTHBOROUGH TOWER
--------------------------------------------------------------------------------
      UW DSCR               1.10x               1.11x               1.44x
--------------------------------------------------------------------------------
 UW Net Cash Flow        $20,253,257          $7,169,759          $2,094,431
--------------------------------------------------------------------------------
 Cut-off Date LTV           74.1%               65.5%               77.5%
--------------------------------------------------------------------------------
  Appraised Value        $430,000,000        $145,000,000        $27,100,000
--------------------------------------------------------------------------------

_______________________
1.    S&P and/or Moody's have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that areso rated. Ratings on each Split
      Mortgage Loan do not reflect the Non-Pooled Portion of such Split Mortgage
      Loan.

2.    Based on: the 888 Seventh Avenue pari passu A-Notes without regard to the
      888 Seventh Avenue B-Note Non-Trust Loan; the 623 Fifth Avenue Pooled
      Portion without regard to the 623 Fifth Avenue Non-Pooled Portion; the
      Northborough Tower Pooled Portion without regard to the Northborough Tower
      Non-Pooled Portion.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  22                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

MORTGAGE LOAN SELLERS

o   Sponsors of properties securing the top ten and investment gradeloans in the
    LB-UBS 2006-C3 transaction include the following:

    -   Vornado Realty L.P. and Vornado Realty Trust

    -   Louis Dreyfus Property Group Inc. and Fisher Brothers Washington LLC

    -   Beacon Capital Strategic Partners IV, L.P.

    -   Thor Equities, LLC

    -   Lyon Capital Ventures, an affiliate of Lehman Brothers Holdings Inc.

    -   DiamondRock Hospitality Company

    -   Charles Steven Cohen

    -   Hampshire Hotels Manhattan LLC

    -   Master Triple Net Holdings LLC

    -   David Y. Lee

    -   Kajima Real Estate Development, Inc.

o   Conduit Origination Program:

    -   U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a "Big Four"accounting firm).

    -   U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

    -   Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

    -   Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

    -   Substantially all borrowers are single asset entities.

    -   Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $20 million.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  23                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

CASH MANAGEMENT SYSTEMS

--------------------------------------------------------------------------------
          LOCKBOXES                     PERCENT OF INITIAL MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------
        Hard Lockbox                                     46.0%
--------------------------------------------------------------------------------
     Hard/Hotel Lockbox                                   3.3%
--------------------------------------------------------------------------------
   Springing Hard Lockbox                                 6.7%
--------------------------------------------------------------------------------
        Soft Lockbox                                      4.8%
--------------------------------------------------------------------------------
   Springing Soft Lockbox                                34.3%
--------------------------------------------------------------------------------

o   HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

o   HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or
    "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

o   SPRINGING HARD LOCKBOX. Either--

    -   income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a
        "Hard Lockbox" with lender cash management; or

    -   a lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Hard Lockbox"with lender cash management.

o   SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a "Hard Lockbox".

o   SPRINGING SOFT LOCKBOX. A lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Soft Lockbox"
    as described above.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  24                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

INFORMATION REGARDING ESCROWS AND RELATED PAYMENT OBLIGATIONS

--------------------------------------------------------------------------------
TYPE OF ESCROW OR RELATED                      PERCENT OF INITIAL TOTAL CONDUIT
PAYMENT OBLIGATION(1)                                  LOAN BALANCE(2)
--------------------------------------------------------------------------------
Real Estate Taxes(3)                                        90.0%
--------------------------------------------------------------------------------
Insurance Premiums(4)                                       90.0%
--------------------------------------------------------------------------------
Capital Replacements                                        85.8%
--------------------------------------------------------------------------------
TI/LC (Industrial)                                          90.1%
--------------------------------------------------------------------------------
TI/LC (Office)                                              66.3%
--------------------------------------------------------------------------------
TI/LC (Retail)                                              94.8%
--------------------------------------------------------------------------------

_______________________
1.    Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

2.    As of the Cut-Off Date, excludes the Investment Grade Loans.

3.    In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

4.    In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  25                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

------------------------------------------------------------------------------------------------------------------------------------
                                        GENERAL POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------

Initial Mortgage Pool Balance                                                                                         $1,720,194,980
------------------------------------------------------------------------------------------------------------------------------------
Contributors of Collateral                                                                                          Lehman: 55.6%(1)
                                                                                                                       UBS: 44.4%(1)
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                                                         124
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                                                                              139
------------------------------------------------------------------------------------------------------------------------------------
Single Tenant Properties(2)                                                                                                    14.1%
------------------------------------------------------------------------------------------------------------------------------------
Percent Investment Grade Loans                                                                                                 10.1%
------------------------------------------------------------------------------------------------------------------------------------
Gross Weighted Average Coupon                                                                                                 5.852%
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Original Term to Maturity                                                                                111 Months
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity                                                                               109 Months
------------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-off Date Balance                                                                               $13,872,540
------------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Property Cut-off Date Balance                                                                           $12,375,503
------------------------------------------------------------------------------------------------------------------------------------
Average Conduit Loan Cut-off Date Balance (excluding the Investment Grade Loans)                                         $12,775,674
------------------------------------------------------------------------------------------------------------------------------------
Average Conduit Property Cut-off Date Balance (excluding the Investment Grade Loans)                                     $11,366,592
------------------------------------------------------------------------------------------------------------------------------------
Largest Mortgage Loan                                                                                                   $145,894,000
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. U/W DSCR                                                                        Aggregate Pool: 1.32x; Conduit Only: 1.30x
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. Cut-Off Date LTV                                                                Aggregate Pool: 70.4%; Conduit Only: 72.9%
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. Maturity Date LTV                                                               Aggregate Pool: 64.4%; Conduit Only: 66.9%
------------------------------------------------------------------------------------------------------------------------------------
Geographic Diversity                                                                            29 States & the District of Columbia
------------------------------------------------------------------------------------------------------------------------------------

__________________
1.    Expressed as a percentage of the Initial Mortgage Pool Balance.

2.    Includes properties leased to one tenant that occupies 90% or more of the particular property.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  26                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  27                        LEHMAN BROTHERS
           Bank

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
948,473 - 6,000,000.00                  54           178,427,809        10.4
6,000,000.01 - 14,000,000.00            42           361,883,374        21.0
14,000,000.01 - 40,000,000.00           19           454,584,352        26.4
40,000,000.01 - 60,000,000.00            5           283,034,695        16.5
60,000,000.01 - 100,000,000.00           2           190,500,000        11.1
100,000,000.01 - 150,000,000.00          2           251,764,751        14.6
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                    948,473
Max:                                145,894,000
Average:                             13,872,540
--------------------------------------------------------------------------------

STATE(1)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                  OF PROPERTIES     BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
NY                                      24           383,750,871        22.3
TX                                      27           201,924,133        11.7
FL                                      14           197,426,522        11.5
CA                                       8           109,707,695         6.4
MD                                       2           106,687,209         6.2
DC                                       1           105,870,751         6.2
IL                                       2            96,500,000         5.6
GA                                       6            84,157,362         4.9
TN                                       6            69,513,590         4.0
OH                                       2            56,086,369         3.3
Other(2)                                47           308,570,478        17.9
--------------------------------------------------------------------------------
TOTAL:                                 139         1,720,194,980       100.0
--------------------------------------------------------------------------------

PROPERTY TYPE(1)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                  OF PROPERTIES     BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
Office                                  27           702,890,920        40.9
Multifamily(3)                          44           424,153,415        24.7
Retail                                  25           217,031,121        12.6
   Regional Mall                         1            95,000,000         5.5
   Anchored Retail                      17            91,499,482         5.3
   Unanchored Retail                     7            30,531,639         1.8
Hotel                                   14           203,417,445        11.8
Industrial/Warehouse                    16            95,018,097         5.5
Mixed Use                                4            41,000,000         2.4
Self Storage                             9            36,683,983         2.1
--------------------------------------------------------------------------------
TOTAL:                                 139         1,720,194,980       100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
5.001 - 5.250                            2            11,853,122         0.7
5.251 - 5.500                           10            79,334,542         4.6
5.501 - 5.750                           52           944,171,819        54.9
5.751 - 6.000                           40           335,474,954        19.5
6.001 - 6.250                           12           129,982,979         7.6
6.251 - 6.500                            4           100,750,000         5.9
6.501 - 6.750                            1             1,118,112         0.1
6.751 - 7.000                            3           117,509,452         6.8
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                 5.170
Max:                                 6.920
Weighted Average:                    5.852
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MONTHS)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
49 - 60                                 11           235,132,116        13.7
61 - 72                                  1            22,750,000         1.3
73 - 84                                  2            15,495,718         0.9
109 - 120                              101         1,331,041,147        77.4
121 - 132                                8           107,130,000         6.2
169 - 180                                1             8,646,000         0.5
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                    60
Max:                                   180
Weighted Average:                      111
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MONTHS)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
49 - 60                                 11           235,132,116        13.7
61 - 72                                  1            22,750,000         1.3
73 - 84                                  2            15,495,718         0.9
109 - 120                              101         1,331,041,147        77.4
121 - 132                                8           107,130,000         6.2
169 - 180                                1             8,646,000         0.5
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                    57
Max:                                   170
Weighted Average:                      109
--------------------------------------------------------------------------------

AMORTIZATION TYPES
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
Amortizing Balloon(4)                   98           932,952,510        54.2
Interest Only                           25           681,371,719        39.6
Hyperamortizing(5)                       1           105,870,751         6.2
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
<= 50.0                                  5            81,216,315         4.7
50.1 - 55.0                              4           131,770,751         7.7
55.1 - 60.0                              5            28,796,865         1.7
60.1 - 65.0                              7            83,274,441         4.8
65.1 - 70.0                             22           386,977,054        22.5
70.1 - 75.0                             28           317,123,537        18.4
75.1 - 80.0                             49           601,802,017        35.0
>= 80.1                                  4            89,234,000         5.2
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                  35.2
Max:                                  85.0
Weighted Average:                     70.4
--------------------------------------------------------------------------------

MATURITY DATE LOAN-TO-VALUE RATIO (%)(6)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
25.01 - 30.00                            2             1,998,663         0.1
30.01 - 35.00                            1            56,334,695         3.3
35.01 - 40.00                            1            12,132,957         0.7
40.01 - 45.00                            1             3,750,000         0.2
45.01 - 50.00                            7           134,912,326         7.8
50.01 - 55.00                           12            85,849,778         5.0
55.01 - 60.00                           17           117,924,368         6.9
60.01 - 65.00                           31           313,235,053        18.2
65.01 - 70.00                           24           497,167,141        28.9
70.01 - 75.00                           18           353,926,000        20.6
75.01 - 80.00                            8            86,533,000         5.0
80.01 - 85.00                            2            56,431,000         3.3
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                  26.7
Max:                                  84.8
Weighted Average:                     64.4
--------------------------------------------------------------------------------

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                       NO.         CUT-OFF DATE       MORTGAGE
                                    OF LOANS        BALANCE ($)       POOL BAL
--------------------------------------------------------------------------------
1.04 - 1.19                              4            71,240,000         4.1
1.20 - 1.29                             68         1,019,823,891        59.3
1.30 - 1.39                             25           177,688,500        10.3
1.40 - 1.49                             13           309,382,516        18.0
1.50 - 1.59                              5            39,939,339         2.3
1.60 - 1.79                              4            14,954,420         0.9
1.80 - 1.89                              1            56,334,695         3.3
>=1.90                                   4            30,831,620         1.8
--------------------------------------------------------------------------------
TOTAL:                                 124         1,720,194,980       100.0
--------------------------------------------------------------------------------
Min:                                  1.04
Max:                                  2.77
Weighted Average:                     1.32
--------------------------------------------------------------------------------

__________________
1.    Percentages based on allocated loan amount per property.

2.    No other state represents more than 3.2% of the Initial Mortgage Pool
      Balance.

3.    Multifamily component includes mobile home park properties securing 0.3%
      of the Initial Mortgage Pool Balance.

4.    Includes 31.3% of Mortgage Loans (by Cut-off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

5.    Hyperamortization does not commence until anticipated repayment date.

6.    Loan with anticipated repayment date is assumed to mature on that date.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  28                        LEHMAN BROTHERS
           Bank

--------------------------------------------------------------------------------

                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                               INVESTMENT GRADE LOAN CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT OF INITIAL
                                        PROPERTY     CUT-OFF DATE       MORTGAGE POOL         U/W        CUT-OFF DATE      S&P /
               NAME                       TYPE         BALANCE             BALANCE          DSCR(1)         LTV(2)       MOODY'S(3)
-----------------------------------------------------------------------------------------------------------------------------------

Station Place II                         Office      $105,870,751           6.2%            1.25x           53.5%         BBB-/A3
-----------------------------------------------------------------------------------------------------------------------------------
623 Fifth Avenue (Pooled Portion)        Office        56,334,695           3.3             1.81(4)         38.9(5)        AAA/A3
-----------------------------------------------------------------------------------------------------------------------------------
Northborough Tower (Pooled Portion)      Office        12,132,957           0.7             2.49(6)         44.8(6)        AAA/NR
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    --        $174,338,403          10.1%            1.52X           48.2%            --
-----------------------------------------------------------------------------------------------------------------------------------

__________________
1.    Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

2.    Calculated based on Cut-Off Date Balance and the related appraised value.

3.    S&P and/or Moody's have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the
      Non-Pooled Portion of such Split Mortgage Loan.

4.    Calculated based on in-place U/W NCF and average annualized debt constant of 7.027% commencing with payment date in June 2008 for the Pooled Portion of the 623 Fifth Avenue Mortgage Loan without regard to the Non-Pooled
      Portion thereof. The U/W DSCR for the entire 623 Fifth Avenue Mortgage
      Loan is 1.11x. The U/W DSCR for the entire 623 Fifth Avenue Mortgage Loan calculated based on the projected U/W NCF and weighted average annual debt constant of 6.791% is 1.29x.

5.    The Cut-Off Date LTV for the entire 623 Fifth Avenue Mortgage Loan is
      65.5%.

6.    Based on the Pooled Portion of the Northborough Tower Mortgage Loan
      without regard to the Non-Pooled Portion thereof. The U/W DSCR and Cut-Off
      Date LTV for the entire Northborough Tower Mortgage Loan are 1.44x and
      77.5%, respectively.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  29                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                                STATION PLACE II
                                Washington, D.C.

                                [GRAPHIC OMITTED]

                                STATION PLACE II
                                Washington, D.C.

                                [GRAPHIC OMITTED]

                                STATION PLACE II
                                Washington, D.C.

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

STATION PLACE II

Shadow Rating:             BBB-/A3(1)

Purpose:                   Refinance

Cut-Off Date Balance:      $105,870,751

Loan Per Square Foot:      $292

Interest Rate:             6.900%(2)

ARD Date:                  2/11/2016

Maturity Date:             2/11/2036

Term to ARD:               10 years

Term to Maturity:          30 years

Amortization:              30 years

Sponsor:                   Louis Dreyfus Property Group Inc. and Fisher Brothers Washington LLC

Property:                  11-story office building with approximately 362,069 square feet of net rentable area

Property Manager:          Louis Dreyfus Properties, LLC

Location:                  Washington, D.C.

Year Built:                2005

Occupancy:                 100% (as of 2/1/2006)

__________________
1.    S&P and Moody's have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Station Place II Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.    Following the anticipated repayment date, the mortgage interest rate for the Station Place II Mortgage Loan will be 8.900% per annum.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  30                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

STATION PLACE II (CONT.)

                                                                     Approx.    % Total   % Total                 Lease
                                                                     Square     Square      Base      Rent      Expiration
Major Tenant:     Tenant                                              Feet       Feet     Revenues    PSF(1)       Date
                  ------                                             -------    -------   --------    ------    ----------

                  U.S. Securities and Exchange Commission ("SEC")    362,069     100%       100%      $43.03     1/6/2020

Appraised Value:              $198,000,000 (as of 12/09/2005)

Cut-Off Date LTV:             53.5%

U/W NCF:                      $10,511,998

Cut-Off Date U/W NCF DSCR:    1.25x(2)

Ownership Interest:           Fee

Reserves:                     On-going tax and insurance reserves. Tenant improvement and leasing commission reserves will be collected as follows: beginning on 2/11/2012 and through the ARD, borrower shall deposit $1,500,000 per annum in cash or letter of credit with the lender up to a maximum aggregate amount of $6,000,000 to be held by the lender as additional collateral.

Lockbox:                      Hard

Prepayment/Defeasance:        The loan is locked out for the earlier of three years after funding or two years after securitization (to the extent applicable) with defeasance thereafter. The loan may be prepaid for the 90 days preceding the ARD date.

Close-Out Cost Reserve:       The sponsors reserved at closing $9,246,711 to pay for certain project close-out costs which include retainage and punch list items. The sponsor may replace such reserve with a letter of credit.

Additional Tenant             The SEC has the right to request additional tenant improvement payments from the borrower of
Improvement Obligation:       up to $35 per square foot, which amount the borrower must deposit into a reserve account.
                              The SEC will either repay the additional tenant improvement payments within one year or the rent shall be increased such that these amounts will be repaid on a fully amortizing basis at 9.00% over the lease term. The sponsors have guaranteed the payment of the total amount initially available to the SEC less the amount that has already been funded to them.

Future Mezzanine Debt:        Additional mezzanine debt permitted provided that, among other things: (i) the combined
                              DSCR is at least 1.20x, (ii) the combined LTV is not in excess of 77%, (iii) the mezzanine debt complies with the rating agencies' then current requirements for a "conforming" mezzanine loan, and (iv) a rating agency confirmation from each of the rating agencies has been obtained.

__________________
1.    Reflects underwritten in-place base rent.

2.    Calculated based on U/W NCF and annual debt constant of 7.903%.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  31                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                                623 FIFTH AVENUE
                                  New York, NY

                                [GRAPHIC OMITTED]

                                623 FIFTH AVENUE
                                  New York, NY

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

623 FIFTH AVENUE

Shadow Rating:             AAA/A3(1)

Purpose:                   Refinance

Cut-Off Date Balance:      $56,334,695(2)

Loan Per Square Foot:      $161(2)

Interest Rate:             5.704%(3)

Maturity Date:             6/11/2015

Term to Maturity:          10 years

Amortization:              30 years(4)

Sponsor:                   Charles Steven Cohen

Property:                  Office condominium unit with 350,878 square feet of net rentable area located in 36-story Class A office building(5)

Property Manager:          Cohen Brothers Realty Corporation, an affiliate of the borrower

Location:                  New York, NY

Year Built:                1989

Occupancy:                 82.8% (as of 11/1/2005)

__________________
1.    S&P and Moody's have confirmed to us that these rating reflect an assessment by each such rating agency that, in the context of the inclusion of the 623 Fifth Avenue Pooled Portion in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.    Based on the 623 Fifth Avenue Pooled Portion of the 623 Fifth Avenue
      Mortgage Loan without regard to the 623 Fifth Avenue Non-Pooled Portion.

3.    The interest rate is for the 623 Fifth Avenue Pooled Portion only. The interest rate for the 623 Fifth Avenue Non-Pooled Portion is 5.12907%.

4.    Payments of interest only are required through and including the payment date in May 2008.

5.    Building consists of the office condominium unit and a separate condominium unit consisting of floors 1-9, occupied by Saks Fifth Avenue, which is not part of the collateral.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  32                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

623 FIFTH AVENUE (CONT.)

                                                               Approx.   % Total   % Total                                Lease
Major                                                          Square    Square      Base        Rent                  Expiration
Tenants: Tenant(1)                                              Feet      Feet    Revenues(2)   PSF(3)    Ratings(4)     Date(5)
         ---------                                            ---------  -------  -----------  --------   ----------  ------------

         UBS Securities LLC                                    42,844     12.2%      13.5%     $60.40      AA+/Aa2     10/5/2015
         Satellite Asset Management, L.P.                      40,888     11.7%      17.8%     $80.31         NR       3/31/2011
         Merrill Lynch, Pierce, Fenner & Smith Incorporated    35,708(6)  10.2%      14.5%     $77.69(7)    A+/Aa3     5/31/2016(8)
         WAMU Capital Corp.                                    29,062      8.3%       8.4%     $55.16(9)    A-/A3      5/31/2014
         DEPFA BANK plc                                        22,876      6.5%       7.0%     $58.42      AA-/Aa3     11/30/2014

Rollover Schedule:                     APPROXIMATE   AS % OF   CUMULATIVE   APPROXIMATE      AS % OF       CUMULATIVE
                                        EXPIRING     TOTAL     % OF TOTAL     EXPIRING        TOTAL        % OF TOTAL
                                         SQUARE      SQUARE      SQUARE         BASE           BASE           BASE
                          YEAR            FEET        FEET        FEET      REVENUES(10)   REVENUES(10)   REVENUES(10)
                     ---------------   -----------   -------   ----------   ------------   ------------   ------------

                          2006(11)        6,655        1.9%        1.9%     $    485,780       2.5%           2.5%
                          2007           17,737        5.1         7.0%          991,520       5.2            7.7%
                          2008            7,908        2.3         9.2%          474,480       2.5           10.2%
                          2009                0        0.0         9.2%                0       0.0           10.2%
                          2010           30,369        8.7        17.9%        1,709,341       8.9           19.1%
                          2011           40,888       11.7        29.5%        3,413,630      17.8           36.9%
                          2012           13,621        3.9        33.4%          934,710       4.9           41.7%
                          2013                0        0.0        33.4%                0       0.0           41.7%
                          2014           51,938       14.8        48.2%        2,939,323      15.3           57.1%
                          2015           56,888       16.2        64.4%        3,520,298      18.3           75.4%
                     2016 and beyond     64,489       18.4        82.8%        4,715,610      24.6          100.0%
                         Vacant          60,385       17.2       100.0%                0        --             --
                     ---------------   -----------   -------   ----------   ------------   ------------   ------------
                          TOTAL         350,878      100.0%                 $ 19,184,691     100.0%

__________________
1.    Ranked by approximate total square feet.

2.    The percentages of total base rent are based on in-place underwritten base rental revenues.

3.    Reflects in-place base rent.

4.    Credit ratings are those by S&P and Moody's, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.    UBS Securities LLC, Satellite Asset Management, L.P., Merrill Lynch
      Pierce, Fenner & Smith Incorporated, WAMU Capital Corp. and DEPFA BANK plc
      each have one, five-year renewal option. The renewal terms for Merrill
      Lynch, Pierce, Fenner & Smith Incorporated include the 33rd floor should they expand their space (see below).

6.    Merrill Lynch, Pierce, Fenner & Smith Incorporated has an option to expand to the entire 33rd floor for a 10-year term with exercise notice by
      3/31/2006 (or 45 days after landlord notifies tenant that landlord has a third-party offer on the space).

7.    Merrill Lynch, Pierce, Fenner & Smith Incorporated's lease provides for scheduled rent abatements through 5/16/2006. The rent per square foot above reflects overall rent per square foot for all space leased excluding any scheduled rent abatements.

8.    Merrill Lynch, Pierce, Fenner & Smith Incorporated has the right to terminate all of its space on the 35th and 36th floors including storage space (21,383 square feet) on or after 5/17/2011 upon 12 months prior notice and payment of a termination fee. Merrill Lynch, Pierce, Fenner &
      Smith Incorporated also has the right to terminate all of its space on the
      34th floor (14,425 square feet) on or after 11/17/2010 provided that they are not in default and give 12 months prior notice and payment of a termination fee. If Merrill Lynch, Pierce, Fenner & Smith Incorporated
      exercises its right to expand to the 33rd floor, it will have the right to terminate that space on or after the fifth anniversary of their lease commencement date after giving 12 months prior notice and payment of a termination fee.

9.    WAMU Capital Corp. has a rent abatement of their monthly rent for December
      2006 and January 2007.

10.   Based on in-place underwritten base rental revenues.

11.   Includes any month-to-month tenants.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  33                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

623 FIFTH AVENUE (CONT.)

Appraised Value:              $145,000,000 (as of 7/1/2005)(1)

Cut-Off Date LTV:             38.9%(2)

U/W NCF:                      $7,169,759(3)

Cut-Off Date U/W NCF DSCR:    1.81x(2)(4)

Ownership Interest:           Leasehold(5)

Reserves:                     On-going reserves for taxes and insurance, ground rent, and replacement reserves. At closing, sponsor provided (i) free rent guaranty in lieu of upfront free rent reserve of
                              $2,888,143, and (ii) rollover reserve guaranty in lieu of aggregate of $10,065,364 of upfront reserves for unfunded tenant improvements and leasing commissions and other lease-up costs and in lieu of on-going rollover reserves of $125,000 per month commencing
                              September 2006 and in lieu of any reserves for lease termination payments or fees when received.

Guaranty:                     Sponsor has provided payment guaranty of debt service shortfalls and ground rent shortfalls until such time as the DSCR (based on NOI) equals or exceeds 1.35x.

Lockbox:                      Hard

Prepayment/Defeasance:        Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to maturity.

__________________
1.    Reflects as-is market value. The stabilized appraised value as of 7/1/2007 is $170,000,000.

2.    Based on Pooled Portion of the 623 Fifth Avenue Mortgage Loan without regard to Non-Pooled Portion thereof. The U/W DSCR and Cut-Off Date LTV for the entire 623 Fifth Avenue Mortgage Loan are 1.11x and 65.5%, respectively.

3.    Reflects in-place U/W NCF. Projected U/W NCF is $8,299,107 based on assumed lease-up of vacant space at appraiser's estimate of fair market rent and certain other lease-up assumptions.

4.    Calculated based on in-place U/W NCF and average annualized debt constant of 7.027% commencing with payment date in June 2008 for the Pooled Portion of the 623 Fifth Avenue Mortgage Loan without regard to the Non-Pooled
      Portion thereof. The U/W DSCR for the entire 623 Fifth Avenue Mortgage
      Loan calculated based on the projected U/W NCF (described in footnote (3)
      above) and weighted average annual debt constant of 6.791% is 1.29x.

5.    Leasehold interest in office condominium building subject to ground lease that expires 12/31/2086 with no extension options.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  34                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

OTHER SIGNIFICANT MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------
                                      OTHER SIGNIFICANT MORTGAGE LOAN CHARACTERISTICS
----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT OF INITIAL
                                                            CUT-OFF DATE        MORTGAGE POOL         U/W       CUT-OFF DATE
              NAME                    PROPERTY TYPE           BALANCE              BALANCE          DSCR(1)        LTV(2)
----------------------------------------------------------------------------------------------------------------------------

888 Seventh Avenue (A-2 Note)             Office          $ 145,894,000(3)            8.5%          1.20x(4)        67.9%(4)
----------------------------------------------------------------------------------------------------------------------------
200 South Wacker Drive                    Office             95,500,000               5.6           1.43            71.8
----------------------------------------------------------------------------------------------------------------------------
Eastpoint Mall                        Regional Mall          95,000,000               5.5           1.22            76.0
----------------------------------------------------------------------------------------------------------------------------
Spring Creek Apartments                Multifamily           60,000,000               3.5           1.48            60.5
----------------------------------------------------------------------------------------------------------------------------
Marriott Hotel - Orlando Airport    Full Service Hotel       59,000,000               3.4           1.32            73.8
----------------------------------------------------------------------------------------------------------------------------
The Time Hotel                      Full Service Hotel       55,000,000               3.2           1.44            68.3
----------------------------------------------------------------------------------------------------------------------------
1 Allen Bradley Drive                     Office             52,700,000               3.1           1.27            83.9
----------------------------------------------------------------------------------------------------------------------------
1010 Second Avenue                        Office             39,945,719               2.3           1.27            79.9
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     --            $ 603,039,719              35.1%          1.31X           71.9%
----------------------------------------------------------------------------------------------------------------------------

__________________
1.    Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

2.    Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

3.    Reflects the 888 Seventh Avenue Mortgage Loan, which is part of the 888
      Seventh Avenue Loan Combination of $318,554,000. The amount of
      $291,788,000 comprises the 888 Seventh Avenue pari passu A-Notes.

4.    Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.
      The Cut-Off Date LTV and U/W NCF DSCR of the 888 Seventh Avenue Loan
      Combination is 74.1% and 1.10x, respectively. U/W NCF and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888
      Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and
      90.7% occupied.

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[LOGO] UBS Investment                  35                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                               888 SEVENTH AVENUE
                                  New York, NY

                                [GRAPHIC OMITTED]

                               888 SEVENTH AVENUE
                                  New York, NY

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

888 SEVENTH AVENUE

Purpose:                 Refinance

Cut-Off Date Balance:    $145,894,000(1)

Loan Per Square Foot:    $321(2)

Interest Rate:           5.705%

Maturity Date:           1/11/2016

Term to Maturity:        10 years

Amortization:            Interest Only

Sponsor:                 Vornado Realty L.P. and Vornado Realty Trust

Property:                46-story office building with approximately 908,299 square feet of net rentable area

Property Manager:        Vornado Office Management LLC

Location:                New York, NY

Year Built:              1968

Occupancy:               99.0% (as of 12/1/2005)(3)

__________________
1.    Reflects the 888 Seventh Avenue Mortgage Loan, which is part of the 888
      Seventh Avenue Loan Combination of $318,554,000. The amount of
      $291,788,000 comprises the 888 Seventh Avenue pari passu A-Notes.

2.    Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.

3.    Occupancy percentage, U/W NCF and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  36                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

888 SEVENTH AVENUE (CONT.)

                                                                                                                           Lease
                                                     Approx.        % Total    % Total Base     Rent                    Expiration
Major Tenant: Tenant(1)                            Square Feet    Square Feet  Revenues(2)     PSF(3)      Ratings(4)      Date
              ---------                            -----------    -----------  ------------   ---------    ----------   ----------

              Soros Fund Management LLC             95,260(5)        10.5%        13.4%       $56.58           NR        6/30/2015
              New Line Realty of New York, Inc.     69,232(6)         7.6%         6.1%       $35.59(7)        NR        6/30/2017
              Limited New York Inc.                 56,145            6.2%         7.0%       $50.00           NR        1/31/2014
              Kaplan Inc.                           53,740            5.9%         3.2%       $24.00(8)        NR        2/28/2017
              Vornado Entities(9)                   47,421            5.2%         9.5%       $80.72       BBB+/Baa2      MTM/2015

_______________
1.    Ranked by approximate total square feet.

2.    The percentages of total base rent are based on underwritten base rental revenues.

3.    Reflects average underwritten in-place base rent, including certain rent steps and renewal option periods.

4.    Credit ratings are those by S&P and Moody's, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.    Soros Fund Management LLC currently subleases 10,000 square feet of the
      28th floor to Victoria's Secret, which square footage is included in the square footage above; Victoria's Secret has executed a sublease agreement with Soros Fund Management LLC to sublease the entire 28th floor (19,052 square feet) with commencement date of 1/1/2006. Soros Fund Management LLC has free rent on the 28th floor until 4/30/2006.

6.    Central Parking System of New York, Inc. leases a 69,633 square feet below grade parking garage that is not listed here because it is not office space.

7.    New Line Realty of New York, Inc.'s rent increases on 7/1/2007 to $52.00 per square foot for 67,501 square feet and to $35.00 per square foot for the remaining 1,731 square feet.

8.    Kaplan Inc.'s rent increases on 3/1/2007 to $52.73 per square foot.

9.    11,701 square feet of space is month-to-month. No contractual obligations to pay rent on 9,212 square feet. 1,886 square feet is building management office. 33,834 square feet expires in 2015. Credit rating is for Vornado
      Realty L.P., which is the direct tenant of 33,834 square feet and the master tenant of 11,701 square feet. Vornado Office Management, which is not rated, represents the remaining 1,886 square feet.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  37                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

888 SEVENTH AVENUE (CONT.)

Appraised Value:              $430,000,000 (as of 12/1/2005)

Cut-Off Date LTV:             67.9%(1)

U/W NCF:                      $20,253,257(1)

Cut-Off Date U/W NCF DSCR:    1.20x(1)(2)

Ownership Interest:           Leasehold

Reserves:                     During periods other than a reserve period, payment of taxes, insurance and other on-going reserves, such as capital expenditure reserves and rollover reserves, shall be guaranteed by the Key Principal. During any reserve period, the borrower will fund an on-going monthly capital expenditures reserve equal $0.30 per square foot per annum, and a rollover reserve equal to $1.98 per square foot per annum, in addition to taxes and insurance. For the first three years of the loan, an additional amount of $1.00 per square foot will be collected for tenant improvements and leasing commissions.

Lockbox:                      Hard

Prepayment/Defeasance:        The loan will be locked out for the earlier of: (i) two years from the date the loan is fully securitized or (ii) three years from loan closing with defeasance thereafter. Except by way of defeasance, the loan may not be voluntarily prepaid in whole or in part at any time during its term except during the final four months prior to its maturity date, during which no defeasance requirements shall apply.

__________________
1.    Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.
      The Cut-Off Date LTV and U/W NCF DSCR of the 888 Seventh Avenue Loan
      Combination is 74.1% and 1.10x, respectively. Occupancy percentage, U/W
      NCF and U/W NCF DSCR include executed leases for five tenants totaling
      56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is
      99.0% leased and 90.7% occupied.

2.    Calculated based on interest-only payments based on an interest rate of
      5.705% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  38                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                             200 SOUTH WACKER DRIVE
                                  Chicago, IL

                                [GRAPHIC OMITTED]

                             200 SOUTH WACKER DRIVE
                                  Chicago, IL

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 SOUTH WACKER DRIVE

Purpose:                 Acquisition

Cut-Off Date Balance:    $95,500,000

Loan Per Square Foot:    $126

Interest Rate:           5.525%

Maturity Date:           2/11/2011

Term to Maturity:        5 years

Amortization:            Interest Only

Sponsor:                 Beacon Capital Strategic Partners IV, L.P.

Property:                40-story office building with 758,961 square feet of net rentable area

Property Manager:        BCSP IV Illinois Property Manager LLC, an affiliate of the borrower(1)

Location:                Chicago, IL

Year Built:              1981; renovated 2005

Occupancy:               87.9% (as of 1/1/2006)

__________________
1.    The property manager has subcontracted the management of the property to
      Buck Management Group LLC, a third-party manager.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  39                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 SOUTH WACKER DRIVE (CONT.)

                                                                                                                          Lease
                                                   Approx.        % Total    % Total Base      Rent                     Expiration
Major Tenants: Tenant(1)                         Square Feet    Square Feet  Revenues(2)      PSF(3)      Ratings(4)       Date
               ---------                         -----------    -----------  -------------   ---------    ----------   -------------

               Boston Consulting Group, Inc.      88,664           11.7%         15.5%       $21.79           NR       1/31/2010
               Orbitz, LLC                        66,663(5)         8.8%          9.9%       $18.58       BBB+/Baa1    11/30/2012(6)
               Continental Casualty Company       65,691(7)         8.7%         15.8%       $30.06       BBB-/Baa3    6/30/2006
               JP Morgan Chase Bank, N.A.         65,556(8)         8.6%          7.0%       $13.25         A+/Aa3     7/31/2007
               Lehman Brothers Holdings Inc.      44,933            5.9%          4.5%       $12.54         A+/A1      11/30/2006(9)

Rollover Schedule:                     APPROXIMATE   AS % OF   CUMULATIVE   APPROXIMATE      AS % OF       CUMULATIVE
                                        EXPIRING     TOTAL     % OF TOTAL     EXPIRING        TOTAL        % OF TOTAL
                                         SQUARE      SQUARE      SQUARE         BASE           BASE           BASE
                          YEAR            FEET        FEET        FEET      REVENUES(10)   REVENUES(10)   REVENUES(10)
                     ---------------   -----------   -------   ----------   ------------   ------------   ------------

                          2006          127,650       16.8%       16.8%     $  2,971,333      23.8%          23.8%
                          2007           73,406        9.7        26.5%        1,000,928       8.0           31.8%
                          2008           76,615       10.1        36.6%        1,101,845       8.8           40.6%
                          2009           41,700        5.5        42.1%          806,173       6.5           47.1%
                          2010          138,748       18.3        60.4%        3,024,419      24.2           71.3%
                          2011           70,577        9.3        69.7%        1,686,620      13.5           84.8%
                          2012           77,998       10.3        79.9%        1,424,492      11.4           96.2%
                          2013                0        0.0        79.9%                0       0.0           96.2%
                          2014            3,343        0.4        80.4%           53,199       0.4           96.6%
                          2015           12,866        1.7        82.1%          185,528       1.5           98.1%
                     2016 and beyond     44,453        5.9        87.9%          239,760       1.9          100.0%
                         Vacant          91,605       12.1       100.0%                0        --             --
                     ---------------   -----------   -------   ----------   ------------   ------------   ------------
                          TOTAL         758,961      100.0%                 $ 12,494,297     100.0%

__________________
1.    Ranked by approximate total square feet.

2.    The percentages of total base rent are based on underwritten gross base rental revenues as adjusted to reflect underwritten base rental revenues excluding vacant lease-up assumption.

3.    Reflects in-place base rent.

4.    Credit ratings are those by S&P and Moody's, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.    Orbitz, LLC's square footage reflects space directly leased from the 200
      South Wacker Drive Borrower. In addition to this directly leased space,
      Orbitz, LLC also subleases 44,169 square feet from JP Morgan Chase Bank,
      N.A. through 7/31/2007, the expiration of the JP Morgan Chase Bank, N.A.
      lease (see footnote (8) below).

6.    Orbitz, LLC's lease provides for a one-time right to terminate its lease effective 4/30/2009 upon at least 12 month's prior notice and payment of a termination fee. Orbitz, LLC is expected to exercise its early termination option.

7.    Continental Casualty Company subleases 43,793 square feet of its space to three sub-tenants, but remains fully responsible for all of its lease obligations. Continental Casualty Company has indicated it will not be renewing its lease when it expires on 6/30/2006.

8.    JP Morgan Chase Bank, N.A., subleases all of its space to two sub-tenants but remains fully responsible for all of its lease obligations. JP Morgan
      Chase Bank, N.A. has indicated it will not be renewing its lease upon expiration.

9.    Lehman Brothers Holdings Inc.'s lease provides for one, five-year renewal option. Lehman Brothers Holdings Inc. has indicated that it will be vacating its space upon lease expiration.

10.   Based on underwritten gross base rental revenues as adjusted to reflect underwritten base rental revenues excluding vacant lease-up assumption.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  40                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 SOUTH WACKER DRIVE (CONT.)

Appraised Value:                   $133,000,000 (as of 1/11/2006)(1)

Cut-Off Date LTV:                  71.8%

U/W NCF:                           $7,675,672

Cut-Off Date U/W NCF DSCR:         1.43x(2)

Ownership Interest:                Fee

Reserves:                          Springing tax, insurance and capital expenditure reserves upon occurrence and continuance of event of default or DSCR less than 1.10x, provided however, insurance reserve not required so long as property is covered under blanket insurance policy.
                                   Upfront unfunded tenant allowance reserve of $578,508. Lease termination reserve for any lease termination payment in excess of $350,000. In lieu of making payments to any of the reserve accounts, the 200 South Wacker Drive Borrower may deliver a letter of credit.

Guaranty:                          Sponsor has delivered a limited payment guaranty up to $5 million, as reduced on a dollar-by-dollar basis for expenses incurred by the 200 South Wacker Drive Borrower for tenant improvements and leasing commissions, tenant improvement costs in the form of rent credits or other tenant concessions in connection with new leases, renewals or other options or expansions entered into after 1/18/2006.

Lockbox:                           Hard

Prepayment/Defeasance:             Prepayment permitted, in whole only, with yield maintenance penalty if prepayment made prior to 11/11/2010. Prepayment without penalty permitted three months prior to maturity date.

Mezzanine Debt:                    From and after 2/11/2008, mezzanine financing permitted up to $10,000,000 and subject to certain other conditions including combined DSCR (including mezzanine financing) shall not be less than 1.25x, combined LTV shall not exceed 80%, and delivery of an intercreditor agreement that complies with rating agency guidelines.

________________________________
1.    Reflects as-is market value. The value upon stabilized occupancy as of
      2/1/2010 is $167,000,000.

2.    Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.525% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  41                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                                 EASTPOINT MALL
                                 Baltimore, MD

                                [GRAPHIC OMITTED]

                                 EASTPOINT MALL
                                 Baltimore, MD

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

EASTPOINT MALL

Purpose:                           Acquisition

Cut-Off Date Balance:              $95,000,000

Loan Per Square Foot:              $113(1)

Interest Rate:                     5.665% per annum

Maturity Date:                     2/11/2016

Term to Maturity:                  10 years

Amortization:                      30 years(2)

Sponsor:                           Thor Equities, LLC

Property:                          Regional mall with 844,175(3) square feet of gross leasable area

Property Manager:                  Thor Equities, LLC, the sponsor

Location:                          Baltimore, MD

Year Built:                        1956; renovated in 1972, 1991, 2005

In-Line Sales/SF:                  $327(4)

In-Line Cost of Occupancy:         17.7%(4)

Anchors:                           JCPenney (151,738 square feet credit rating of BB+/Baa3), Value City (140,000 square feet; NR), Sears (87,734 square feet; credit rating of BB+/Ba1), Steve & Barry's
                                   University Sportswear (58,442 square feet; NR)(5)

Anchor Sales:                      JCPenney ($18.3 million), Value City ($27.6 million), Sears ($19.7 million)(6)

________________________________
1.    Based on gross square feet of the entire mall including anchors and outparcel improvements which may not be part of the collateral.

2.    Payments of interest only are required through and including the payment date in February 2009.

3.    Collateral consists of 676,873 square feet comprised of all of the anchor space with the exception of JCPenney, which owns its store, 266,701 square feet of in-line mall space and 123,996 square feet of certain outparcel improvements and other mall space. In addition, the JCPenney pad and three outparcel pads, but not the tenant-owned improvements on these pads, are part of the collateral.

4.    In-line sales per square foot and in-line cost of occupancy estimated as of 12/29/2005.

5.    Credit ratings for anchors are those by S&P and Moody's, respectively, and may reflect the rating of the parent company if tenant store is not rated.
      NR means not rated.

6.    Anchor sales, for those anchors that report, for the trailing 12 months ending July 2005.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  42                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

EASTPOINT MALL (CONT.)

Top Five In-Line Tenants           Tenant                                   Square Feet            Lease End Date
                                   ------                                   -----------            --------------

                                   Dollar Tree                                10,800                  9/30/2013
                                   New York & Co. / Lerner NY                 10,050                  1/31/2007
                                   Lane Bryant                                 6,880                  1/31/2012
                                   Shoe City                                   6,565                  1/31/2012
                                   Applebee's Neighborhood Grill               5,779                 11/30/2013

Overall Occupancy:                 88.7% (as of 12/29/2005)(1)

Appraised Value:                   $125,000,000 (as of 12/16/2005)

Cut-Off Date LTV:                  76.0%

U/W NCF:                           $8,053,926

Cut-Off Date U/W NCF DSCR:         1.22x(2)

Ownership Interest:                Fee

Reserves:                          On-going tax reserves, and insurance reserves in amount based on 25% of annual insurance premiums. Monthly replacement reserves of $7,037 until cap amount in excess of $168,893, and monthly rollover reserves of $17,500 until cap amount in excess of
                                   $1,130,000 (which shall be reduced to $630,000 if all four anchors extend leases for two years beyond maturity date). Upfront rollover reserve of $500,000.

Lockbox:                           Hard

Prepayment/Defeasance:             Defeasance beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.

Partial Release:                   Yes, with defeasance

________________________________
1.    In-line occupancy was 83.1% as of 12/29/2005.

2.    Calculated based on U/W NCF and an annual debt constant of 6.938%
      commencing with payment date in March 2009.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  43                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                            SPRING CREEK APARTMENTS
                                  Atlanta, GA

                                [GRAPHIC OMITTED]

                            SPRING CREEK APARTMENTS
                                  Atlanta, GA

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

SPRING CREEK APARTMENTS

Purpose:                           Acquisition

Cut-Off Date Balance:              $60,000,000

Loan Per Unit:                     $50,847

Interest Rate:                     5.710%

Maturity Date:                     1/11/2011

Term to Maturity:                  5 years

Amortization:                      Interest Only

Sponsor:                           Lyon Capital Ventures, an affiliate of Lehman Brothers Holdings Inc.

Property:                          Garden-style apartment complex comprised of 60 3-story buildings, containing an aggregate of 1,180 residential units (550 one-bedroom units, 570 two-bedroom/two-bathroom units and 60 two-bedroom/one-bathroom units) and approximately 2,048 on-site parking spaces

Property Manager:                  Lyon Management Group, Inc., an affiliate of the borrower

Location:                          Atlanta, GA

Year Built:                        1984-1988(1)

Occupancy:                         94.7% (as of 12/21/2005)

________________________________
1.    Constructed in four phases.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  44                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

SPRING CREEK APARTMENTS (CONT.)

Appraised Value:                   $99,100,000(1) (as of 11/22/2005)

Cut-off Date LTV:                  60.5%

U/W NCF:                           $5,134,226

U/W NCF DSCR:                      1.48x(2)

Ownership Interest:                Fee

Reserves:                          On-going tax and insurance, and replacement reserves in initial monthly amount of
                                   $20,744 up to initial cap of $746,798 (as reduced following partial release).
                                   Upfront $328,956 deferred maintenance reserve.

Lockbox:                           Springing Soft

Prepayment/Defeasance:             Prepayment permitted in whole or, only in conjunction with partial release, in part, with payment of prepayment penalty at any time prior to 10/11/2010. Prepayment without penalty permitted three months prior to maturity date.

Partial Release:                   Yes

Mezzanine Debt:                    $20,600,000 outstanding portion of $27,000,000 mezzanine loan (unfunded
                                   $6,400,000 portion available for funding actual capital improvement costs)
                                   co-terminus with first mortgage loan and subject to an intercreditor agreement which complies with rating agency guidelines.

________________________________
1.    Aggregate of appraisal values of $76,000,000 for Phases 1-3 and
      $23,100,000 for Phase 4.

2.    Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.710% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  45                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                        MARRIOTT HOTEL -- ORLANDO AIRPORT
                                   Orlando, FL

                                [GRAPHIC OMITTED]

                        MARRIOTT HOTEL -- ORLANDO AIRPORT
                                   Orlando, FL

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

MARRIOTT HOTEL -- ORLANDO AIRPORT

Purpose:                           Acquisition

Cut-Off Date Balance:              $59,000,000

Loan Per Room:                     $121,399

Interest Rate:                     5.680%

Maturity Date:                     1/11/2016

Term to Maturity:                  10 years

Amortization:                      30 years(1)

Sponsor:                           DiamondRock Hospitality Company

Property:                          9-story, full service hotel containing 486 guestrooms with amenities including indoor and outdoor swimming pools, fitness center, business center and meeting space

Property Manager:                  Marriott Hotel Services, Inc., a subsidiary of Marriott International, Inc.

Location:                          Orlando, FL

Year Built:                        1983; renovated 2003

________________________________
1.    Payments of interest only are required through and including the payment date in January 2011.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  46                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

MARRIOTT HOTEL -- ORLANDO AIRPORT (CONT.)

Occupancy:                         79.5%(1)

ADR:                               $102.10(1)

RevPAR:                            $81.17(1)

Appraised Value:                   $80,000,000 (as of 11/1/2005)(2)

Cut-off Date LTV:                  73.8%

U/W NCF:                           $5,394,014

U/W NCF DSCR:                      1.32x(3)

Ownership Interest:                Fee

Reserves:                          Springing reserves for tax and insurance, and replacement reserves based on 5% of annual gross income, upon such time as Marriott International, Inc. or an affiliate is no longer the property manager and is no longer reserving for these reserves pursuant to the management agreement. $11,400,000 letter of credit is required to be provided annually, as it may be reduced from time to time, for property improvement program and required repairs.

Lockbox:                           Springing Soft

Prepayment/Defeasance:             Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

________________________________
1.    Average occupancy, ADR and RevPAR, respectively, for the trailing 12 months ending 9/30/2005.

2.    Reflects as-is market value. The prospective appraised value as of
      11/1/2006 is $95,000,000, based upon assumed completion of renovation plan.

3.    Calculated based on U/W NCF and annual constant of 6.950% commencing with the payment date in February 2011.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  47                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                                 THE TIME HOTEL
                                  New York, NY

                                [GRAPHIC OMITTED]

                                 THE TIME HOTEL
                                  New York, NY

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

THE TIME HOTEL

Purpose:                           Refinance

Cut-Off Date Balance:              $55,000,000

Loan Per Room:                     $284,974

Interest Rate:                     5.790%

Maturity Date:                     1/11/2016

Term to Maturity:                  10 years

Amortization:                      27 years(1)

Sponsors:                          Hampshire Hotels Manhattan LLC

Property:                          17-story, 193-room(2), full service boutique hotel with amenities including restaurant and lounge facilities, triplex penthouse, gift shop and fitness room

Property Manager:                  JS Hospitality Management Corporation, a third-party manager

Location:                          New York, NY

Year Built:                        1927; renovated 1999-2000(3)

________________________________
1.    Payments of interest only are required through and including the payment date in December 2010.

2.    Includes one single room occupant ("SRO") unit.

3.    Reflects the renovation and opening of property as boutique hotel.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  48                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

THE TIME HOTEL (CONT.)

Occupancy:                         86.8%(1)

ADR:                               $228.81(1)

RevPAR:                            $198.58(1)

Appraised Value:                   $80,500,000 (as of 1/1/2006)

Cut-off Date LTV:                  68.3%

U/W NCF:                           $5,813,768(2)

U/W NCF DSCR:                      1.44x(3)

Ownership Interest:                Leasehold(4)

Reserves:                          On-going reserves for taxes and insurance, ground rent payments and replacement reserves. Upfront $700,000 renovation reserve.

Lockbox:                           Hard/Hotel

Prepayment/Defeasance:             Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

________________________________
1.    Average occupancy, ADR and RevPAR, respectively, for year ending
      12/31/2005.

2.    Reflects in-place U/W NCF. Projected U/W NCF is $6,011,479 based on assumed stabilized occupancy per third-party appraisal and assumed increase in ADR reflecting average of 2005 and budgeted 2006 RevPar.

3.    Calculated based on in-place U/W NCF and annual debt constant of 7.331%
      commencing with payment date in January 2011. The U/W DSCR based on the projected U/W NCF (described in footnote (2) above) is 1.49x.

4.    Property is subject to a ground lease that expires 10/31/2045 with no extension options.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  49                        LEHMAN BROTHERS
           Bank

                                [GRAPHIC OMITTED]

                              1 ALLEN BRADLEY DRIVE
                               Mayfield Height, OH

                                [GRAPHIC OMITTED]

                              1 ALLEN BRADLEY DRIVE
                               Mayfield Height, OH

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1 ALLEN BRADLEY DRIVE

Purpose:                           Acquisition

Cut-Off Date Balance:              $52,700,000

Loan Per Square Foot:              $114

Interest Rate:                     5.710%

Maturity Date:                     3/11/2016

Term to Maturity:                  10 years

Amortization:                      Interest Only

Sponsor:                           Master Triple Net Holdings LLC

Property:                          Four, 3-story headquarter office buildings
                                   with 462,000 square feet of net rentable area

Property Manager:                  Owner-managed

Location:                          Mayfield Heights, OH

Year Built:                        1995

Occupancy:                         100%(1)

________________________________
1.    Based on the estoppel certificate dated 2/14/2006.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  50                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1 ALLEN BRADLEY DRIVE (CONT.)

                                                     Approx.        % Total     % Total Base     Rent      Lease    Lease Expiration
Major Tenant:     Tenant                           Square Feet    Square Feet     Revenues      PSF(1)   Ratings(2)       Date
                  ------                           -----------    -----------   ------------    ------   ---------- ----------------

                  Rockwell Automation, Inc.          462,000         100%            100%        $8.50      A/A3       11/8/2020(3)

Appraised Value:                   $62,800,000 (as of 1/16/2006)

Cut-Off Date LTV:                  83.9%

U/W NCF:                           $3,868,430(4)

Cut-Off Date U/W NCF DSCR:         1.27x(5)

Ownership Interest:                Fee

Reserves:                          No on-going reserves required.

Lockbox:                           Hard

Prepayment/Defeasance:             Loan may be prepaid with yield maintenance or defeasance. Yield maintenance is available at any time. Defeasance permitted beginning two years after securitization.
                                   Prepayment without penalty permitted three months prior to maturity date.

Future Mezzanine Debt:             Additional mezzanine financing permitted subject to certain requirements as indicated
                                   in the mortgage loan documentation, including but not limited to DSCR and LTV requirements of (i) combined DSCR of not less than 1.00x calculated based on actual debt service, and (ii) combined LTV of no greater than 90%.

____________________________
1.    Reflects current in-place base rent.

2.    Credit ratings are those by S&P and Moody's, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

3.    Tenant may terminate lease at end of year 12 (11/8/2017) upon 12 months prior notice and payment equal to one year of base rent.

4.    U/W NCF includes base rent calculated by averaging actual rentalpayments over ten years.

5.    Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.710% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  51                        LEHMAN BROTHERS
           Bank

                               [GRAPHIC OMITTED]

                               1010 SECOND AVENUE
                                 San Diego, CA

                               [GRAPHIC OMITTED]

                               1010 SECOND AVENUE
                                 San Diego, CA

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1010 SECOND AVENUE

Purpose:                           Acquisition

Cut-Off Date Balance:              $39,945,719

Loan Per Square Foot:              $123

Interest Rate:                     5.580%

Maturity Date:                     2/11/2016

Term to Maturity:                  10 years

Amortization:                      Interest Only(1)

Sponsor:                           David Y. Lee

Property:                          One, 25-story office building and one, 8-story office building with an attached
                                   11-story parking garage, totaling 324,341 square feet of net rentable area (including
                                   26,867 square feet of storage space, 409 square feet of mail room space and 257 square feet of common area space)

Property Manager:                  Jamison Services, Inc.

Location:                          San Diego, CA

Year Built:                        1963/1973; renovated 2002

Occupancy:                         94.2%(2) (as of 1/10/2006)

_____________________
1.    Commencing on the payment date in March 2006 and on each paymentdate thereafter up to and including the payment date in January2016, in addition to the interest-only payments required, a constant payment in the amount of $54,280.70 shall be required, and such amounts shall accrue if not available from excess cash flow.

2.    Includes storage space, mail room space and common area space.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  52                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1010 SECOND AVENUE (CONT.)

Major Office                                                       Approx.      % Total      % Total Base   Rent   Lease Expiration
Tenants:     Tenant(1)                                          Square Feet  Square Feet(2)   Revenues(3)  PSF(4)        Date
             ---------                                          -----------  --------------  ------------  ------  ----------------

             The City of San Diego                                136,321        45.9%          46.1%      $17.88     3/31/2014
             Neil, Dymott, Frank, Harrison & McFall APLC           23,908         8.1%          10.3%      $22.80    12/31/2012
             CardioNet                                             19,929         6.7%           6.3%      $16.80     8/31/2006
             The Fashion Institute of Design and Merchandising     18,268         6.2%           6.7%      $19.39    11/30/2008
             HMC Architects                                        10,932         3.7%           4.9%      $23.89     7/31/2011(5)

Appraised Value:                   $50,000,000 (as of 12/1/2005)

Cut-Off Date LTV:                  79.9%

U/W NCF:                           $2,865,813

Cut-Off Date U/W NCF DSCR:         1.27x(6)

Ownership Interest:                Fee/Leasehold

Reserves:                          On-going for taxes and insurance, capital expenditures, and tenant improvements and leasing commissions.

Lockbox:                           Hard

Prepayment/Defeasance:             Defeasance beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Recourse:                          The loan is full recourse up to $9,700,000 until the property operating expenses have been less than $2,715,155 on an annual basis for at least 24 consecutive months.
                                   Additionally, the loan is full recourse related to conditions under the ground lease, tenant improvements and lease guaranty.

_____________________________
1.    Ranked by approximate total square feet.

2.    The percentages of total square feet are based on total office space only.

3.    The percentages of total base rent are based on occupied underwritten base rental revenues for office space only.

4.    Reflects average underwritten in-place base rent.

5.    HMC Architect leases multiple spaces at the property with lease expiration dates as follows: 9,157 square feet on 7/31/2011 and 1,775 square feet on
      10/31/2006.

6.    Calculated based on interest-only payments based on an interest rate of
      5.580% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------

[LOGO] UBS Investment                  53                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                    TOP TEN LOAN CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
                                                         NUMBER                        PERCENT OF               CUT-OFF
                                                           OF       CUT-OFF DATE    INITIAL MORTGAGE    U/W      DATE       S&P /
               NAME                  PROPERTY TYPE     PROPERTIES      BALANCE        POOL BALANCE    DSCR(1)   LTV(2)    MOODY'S(3)
------------------------------------------------------------------------------------------------------------------------------------

888 Seventh Avenue (A-2 Note)            Office             1      $145,894,000(4)        8.5%        1.20x(5)   67.9%(5)     NR
------------------------------------------------------------------------------------------------------------------------------------
Station Place II                         Office             1       105,870,751           6.2         1.25       53.5      BBB-/A3
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200 South Wacker Drive                   Office             1        95,500,000           5.6         1.43       71.8         NR
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Eastpoint Mall                       Regional Mall          1        95,000,000           5.5         1.22       76.0         NR
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Spring Creek Apartments               Multifamily           1        60,000,000           3.5         1.48       60.5         NR
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Marriott Hotel -- Orlando Airport  Full Service Hotel       1        59,000,000           3.4         1.32       73.8         NR
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623 Fifth Avenue (Pooled Portion)        Office             1        56,334,695           3.3         1.81(6)    38.9(7)    AAA/A3
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The Time Hotel                     Full Service Hotel       1        55,000,000           3.2         1.44       68.3         NR
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1 Allen Bradley Drive                    Office             1        52,700,000           3.1         1.27       83.9         NR
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1010 Second Avenue                       Office             1        39,945,719           2.3         1.27       79.9         NR
====================================================================================================================================
TOTAL/WEIGHTED AVERAGE:                    --              10      $765,245,165          44.5%        1.34X      66.9%        --
====================================================================================================================================

_____________________________
See footnotes on next page.

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[LOGO] UBS Investment                  54                        LEHMAN BROTHERS
           Bank

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
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                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS (CONTINUED)

_____________________________
1.    Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

2.    Calculated based on Cut-Off Date Balance and the related appraised value.

3.    S&P and Moody's have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the
      Non-Pooled Portion of such Split Mortgage Loan.

4.    Reflects the 888 Seventh Avenue Mortgage Loan, which is part of the 888
      Seventh Avenue Loan Combination of $318,554,000. The amount of
      $291,788,000 comprises the 888 Seventh Avenue pari passu A-Notes.

5.    Based on the 888 Seventh Avenue pari passu A-Notes totaling $291,788,000.
      The Cut-Off Date LTV and U/W NCF DSCR of the 888 Seventh Avenue Loan
      Combination is 74.1% and 1.10x, respectively. U/W NCF and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888
      Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and
      90.7% occupied.

6.    Calculated based on in-place U/W NCF and average annualized debt constant of 7.027% commencing with payment date in June 2008 for the Pooled Portion of the 623 Fifth Avenue Mortgage Loan without regard to the Non-Pooled
      Portion thereof. The U/W DSCR for the entire 623 Fifth Avenue Mortgage
      Loan is 1.11x. The U/W DSCR for the entire 623 Fifth Avenue Mortgage Loan calculated based on the projected U/W NCF and weighted average annual debt constant of 6.791% is 1.29x.

7.    The Cut-Off Date LTV for the entire 623 Fifth Avenue Mortgage Loan is
      65.5%.

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[LOGO] UBS Investment                  55                        LEHMAN BROTHERS
           Bank

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                                                              INVESTOR REPORTING

INVESTOR REPORTING
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                                                              INVESTOR REPORTING

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information.
Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

   NAME OF REPORT                                                      DESCRIPTION (INFORMATION PROVIDED)
  ---------------------------------------------------------------------------------------------------------------------------------

1     Distribution Date Statements                                      Principal and interest distributions, principal balances

2     Mortgage Loan Status Report                                       Portfolio stratifications

3     Comparative Financial Status Report                               Revenue, NOI, DSCR to the extent available

4     Delinquent Loan Status Report                                     Listing of delinquent Mortgage Loans

5     Historical Loan Modification & Corrected Mortgage Loan Report     Information on modified Mortgage Loans

6     Historical Liquidation Report                                     Net liquidation proceeds and realized losses

7     REO Status Report                                                 NOI and value of REO

8     Servicer Watch List                                               Listing of loans in jeopardy of becoming specially serviced

9     Loan Payoff Notification Report                                   Listing of loans that have given notice of intent to payoff

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[LOGO] UBS Investment                  56                        LEHMAN BROTHERS
           Bank

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                                                                        TIMELINE

TIMELINE

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DATE                                                                   EVENT                                               TIMELINE
-----------------------------------------------------------------------------------------------------------------------------------

Week of March 20, 2006                                                 Structural & Collateral Term Sheets Available /
                                                                       Preliminary Prospectus Supplement Available
-----------------------------------------------------------------------------------------------------------------------------------
Week of March 27, 2006                                                 Road Shows / Investor Calls / Presale Reports Available on
                                                                       Rating Agency Websites / Pricing
-----------------------------------------------------------------------------------------------------------------------------------
Week of April 10, 2006                                                 Closing
-----------------------------------------------------------------------------------------------------------------------------------

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[LOGO] UBS Investment                  57                        LEHMAN BROTHERS
           Bank